UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

 ________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

 ________________

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BARE METAL STANDARD, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock

	(2)	Aggregate number of class of securities to which transaction applies:
N/A

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Assumption of debt in the amount of $118 751

	(4)	Proposed maximum aggregate value of transaction:
$118,751

	(5)	Total fee paid:
$37.20

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fees was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
$37.20

	(2)	Form, Schedule or Registration Statement No.:
DEFM14A, File No 000-55795

	(3)	Filing Party:
Registrant

	(4)	Date Filed:
August 18, 2020

BARE METAL STANDARD, INC.

Corporate Offices: 3604 S. Banner Street, Boise, ID 83709

August 18, 2020

To our stockholders:

You are cordially invited to attend the special meeting of stockholders meeting of Bare Metal Standard Inc., an Idaho corporation, to be held on Friday August 28, 2020 at 1:00 p.m., Mountain Daylight Time, in the conference room in the office building located at 3604 S. Banner Street, Boise, ID 83709, USA.

The Notice of Special Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the annual meeting. Our directors and officers will be present to respond to appropriate questions from stockholders.

Please note that whether or not you plan to attend the meeting, your vote is very important. Therefore, we encourage you to vote your shares by proxy even if you do not plan to attend. Our board of directors recommends the approval of the proposals being presented at the meeting as being in the best interest of our Company and our shareholders.

You can vote by returning the proxy card by mail or via email to Michael Taylor, 3604 Banner Ave. Boise, ID 83709 or MTaylor@BareMetalStandard.com. This will ensure that your shares will be represented and voted at the meeting, even if you do not attend. If you attend the meeting, you may revoke your proxy and personally cast your vote. Attendance at the meeting does not of itself revoke your proxy.

By Order of the Board of Directors

/s/ Michael Taylor
Director

BARE METAL STANDARD.COM, INC.

Corporate Offices: 3604 S. Banner Street, Boise, ID 83709

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held August 28, 2020

NOTICE HEREBY IS GIVEN that the Special Meeting of Stockholders of Bare Metal Standard Inc., an Idaho corporation, to be held on August 28, 2020 at 1:00 p.m., Mountain Time, in the large conference room on the 2nd floor of the office building located at 3604 S. Banner Street, Boise, ID 83709, USA for the following purposes:

1.	Approval of the agreement to sell substantially all of the business assets of the Company to Code 96 LLC, an affiliate of James Bedal, our chief executive officer; and,

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. The Board of Directors has fixed the close of business on August 7, 2020 as the record date for determination of stockholders entitled to notice of, and to vote at this special shareholders’ meeting unless anyone attending can provide proof via a properly enforceable common shares stock certificate of such determination of eligibility, dated no later than Friday, August 7, 2020 and as verified in writing by our Transfer Agent, Vail Stock Transfer Co., 11035 Lavender Hill Drive, Suite 160-606, Las Vegas, NV 89135

By Order of the Board of Directors

/s/

Michael Taylor

Secretary of the Board of Directors of the Company

August 18, 2020

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on August 28, 2020:

WHETHER OR NOT YOU PLAN TO ATTEND OUR SPECIAL MEETING OF STOCKHOLDERS, YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS IN THE PROXY MATERIALS TO VOTE YOUR PROXY VIA MAIL OR EMAIL AND PROMPTLY COMPLETE, EXECUTE AND RETURN THE PROXY CARD BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND OUR SPECIAL MEETING OF STOCKHOLDERS, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

BARE METAL STANDARD, INC.

Corporate Offices:

3604 S. Banner Street,

Boise, ID 83709

PROXY STATEMENT – SPECIAL MEETING OF STOCKHOLDERS

To Be Held August 28, 2020

To our stockholders:

The Board of Directors of Bare Metal Standard, Inc., an Idaho corporation, is furnishing this proxy statement in connection with its solicitation of proxies for use at the Special Meeting of stockholders to be held on Monday, August 28, 2020 at 1:00 p.m., Mountain Daylight Time, in the conference room of the office building located at 3604 S. Banner Street, Boise, ID 83709, USA. This proxy statement, the accompanying proxy card and the notice of Special Shareholders Meeting are being provided to stockholders beginning on or about August 19, 2020 via our DEFM14A filing (SEC Website) or via by United States mail.

SPECIAL SHAREHOLDERS MEETING INFORMATION

Solicitation of Proxies

The costs of this solicitation by the Board of Directors will be borne by Bare Metal Standard, Inc. Proxy solicitations are being made concurrently by mail. They also may be made by personal interview, telephone, and facsimile transmission. Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. Bare Metal Standard will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. Bare Metal Standard does not expect to engage an outside firm to solicit votes.

Financial Statements

The audited financial statements for Bare Metal Standard for the fiscal years ended October 31, 2019 and October 31, 2018 and the unaudited financial statement for the fiscal quarter ended January 31, 2020 are incorporated by this reference pursuant to Item 14 of Schedule 14A. Those financial statements are set forth in schedules at the end of this proxy statement.

Voting Rights

Holders of shares of Bare Metal Standard, Inc., common stock, par value $0.001 per share, at the close of business on Friday, August 7, 2020, under specific provisions as noted herein, the last allowable record date, are entitled to notice of, and to vote at, the special shareholders meeting. On that date we estimate that we have 31,195,000 shares of common stock anticipated to be outstanding at the time of our Meeting. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented at the special shareholders meeting. The presence, in person or by proxy, of stockholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the special shareholders meeting. If a quorum is present, (1) a plurality of the votes cast at the special shareholders meeting is required for election of directors, and (2) the affirmative vote of the majority of the votes cast, in person or by proxy, at the special shareholders meeting is required for all other matters. Cumulative voting in the election of directors is not permitted. Abstentions are considered shares present and entitled to vote, and under Idaho law an abstention is not a vote cast. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Accordingly, a broker non-vote will have no effect on the matters presented to this special shareholders meeting. Insofar as James Bedal, Jeffrey Taylor and Michael Taylor own or control 30 million of the Company’s outstanding shares of common stock, if, as anticipated, Mr. Bedal and Messrs. Taylor attend the special shareholders meeting in person or by proxy, there will be a quorum and they will control the outcome of the voting.

Voting of Proxies

Shares of the common stock represented by all properly executed proxies received in time for the special shareholders meeting will be voted in accordance with the choices specified in the proxies.

The management and the Board of Directors know of no matters to be brought before the special shareholders meeting other than as set forth herein. To date, Bare Metal Standard, Inc. has not received any stockholder proposals. If any other matter of which the management and Board of Directors are not now aware is presented properly to the stockholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Revocability of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the corporate secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the special Shareholders meeting and voting in person.

Sale of Assets

The Board of Directors has unanimously adopted a resolution approving the proposed sale of the Company’s assets to Code 96 LLC, a Nevada limited liability company controlled by James Bedal. Code 96 LLC would receive all of the Company’s operating assets in exchange for the assumption of all of the Company’s liabilities. The Company has obtained a third party expert appraisal that values the Company’s assets at $131,858. The Company has liabilities of $118,751, all of which will be assumed by Code 96, LLC as consideration for the purchase of the Company’s assets. The appraiser concluded that the Company has not generated cash flow to the investors and the projections are for revenues to diminish as the Company provides services to the restaurant industry which has been hard hit by the COVID-19 shutdown of in-restaurant dining.

Idaho law requires both board approval and shareholder for a proposed disposition of assets “if the disposition would leave the corporation without a significant continuing business activity.” (Idaho Code §30-29-1202.) In the case of such a disposition would give rise to appraisal rights under Idaho law. (Idaho Code §30-29-1320.)

Appraisal Rights

The Company obtained an expert outside appraisal of the Company’s business and assets as of April 30, 2020. The Company retained P. Dermot O’Neill to appraise the Company’s business. The Company selected Mr. O’Neill as the appraiser based solely on his reputation as an expert in business appraisals. Mr. O’Neill is not an affiliate of to the Company, Code 96, LLC or James Bedal and has not been an affiliate to the Company, Code 96 or Mr. Bedal. None of the Company, Mr. Bedal, Code 96, LLC nor any of their affiliates have had any relationship with Mr. O’Neill in the last two years other than his role as appraiser in connection with the proposed sale of the Company’s operating assets to Code 96, LLP. P. Dermot O’Neill is accredited in business valuation by the American Institute of Certified Public Accountants (AICPA), and is a Certified Valuation Analyst, a Master Analyst in Financial Forensics and Accredited in Business Appraisal Review, all as certified by the National Association of Certified Valuators and Analysts, The Company believes that Mr. O’Neill is qualified to provide an appraisal of the value of the Company’s business. The appraisal concluded that the Company has no value other than to an insider. In reaching his conclusion, the appraiser noted the Company’s falling operating income and the dim prospects of the restaurant industry, the Company’s principal clients, over the foreseeable term. The appraiser ignored the market value of the Company based on the very thin and infrequent trading in the Company’s common stock. Based on the appraisal, the offer by Code 96 LLC to purchase the Company’s operating assets by assuming the Company’s liabilities . The appraisal did not recommend the amount of the debt being assumed for the acquisition of the Company’s assets. The appraisal report will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested shareholder or the representative of an interested who has been so designated in writing. The Board recommends a vote for the sale.

While Idaho law provides shareholders with appraisal rights in circumstances such as this where an affiliate is purchasing all the operating assets of a company, a shareholder demanding appraisal rights must not vote in favor of the proposed sale and must assert demand for appraisal. A shareholder’s appraisal rights under these circumstances are set forth in Title 30, Chapter 29, Part 13 of the Idaho Code, a copy of which accompanies this proxy statement as Exhibit A.

Pursuant to Section 30-29-1324 of the Idaho Code, the Company is required to pay shareholders the value of their shares. In fact, the Company is offering to pay more than the appraised value of the shares. If a shareholder disagrees with the Company’s determination of the value of the shareholder’s shares, the shareholder may demand payment of the shareholder’s estimate of the value of the Company’s shares. If the Company and the shareholder are unable to agree on a value of the shareholder’s shares within 60 days of the shareholder’s demand, the Company must bring a court action to determine the value of the shareholder’s shares. The Company will bear the costs of the legal action, including the cost of expert appraisal testimony provided however that "the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts that the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights..." provided for the valuation of shareholders’ shares. (Idaho Code §30-29-1331.)

Any shareholder considering a challenge of the value offered for that shareholder’s portion of the Company’s operating assets should carefully weigh the amount offered, which is in excess of the appraised value of the assets, and possibility that a court could determine that the dissenting shareholder or shareholders could have to bear the legal costs of the court proceeding determining the fair market value of the shareholders’ proportionate share of the operating assets of the Company.

Sale of Stock

James Bedal, Michael Taylor and Jeffrey Taylor have entered into an agreement to sell American-Swiss Capital, Inc. 28,500,000 of the shares of our Common Stock that they own for $300,000. It is anticipated that the sales by Mr. Bedal and Messrs. Taylor of 28,500,000 of common stock will occur shortly after the special meeting of shareholders.

OTHER BUSINESS

The Board of Directors is aware of no other matters which may be presented for stockholder action at the meeting and as noted below. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgments.

Other Business (Shareholder Proposals) as may come before the Board of Directors for proper consideration noting such must be submitted in writing via email to jbedal@baremetalstandard.com or to our Corporate Offices mailing address as noted herein, such coming to the attention of the Board no later than August , 2020.

SECURITIES OWNERSHIP AS OF JULY 31, 2020

James Bedal CEO and Director 3604 S. Banner St Boise, ID 83709	9,500,000	30.21%

Michael Taylor President and Director 3604 S. Banner St Boise, ID 83709	9,000,000	28.62%

Jeffrey Taylor Secretary and Director 3604 S. Banner St Boise, ID 83709	10,000,000	31.8%

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and holders of more than 10% of Bare Metal Standard common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Such officers, directors and 10% stockholders are required by SEC regulation to furnish Bare Metal Standard with copies of all Section 16(a) forms they file. Based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5s were required for such persons, Bare Metal Standard believes that, during fiscal year 2020, all Section 16(a) filing requirements were satisfied.

Item 13 Financial and Other Information

Audited financial statement for fiscal year ended October 31, 2018

Audited financial statement for fiscal year ended October 31, 2019

Unaudited financial statement for the fiscal quarter ended April 30, 2020

FORM OF PROXY

Bare Metal Standard, Inc.

3604 S. Banner Street, Boise, ID 83709

PROXY – Special Meeting of Shareholders August 20, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael Taylor as proxy, with the power to appoint his substitute, and hereby authorizes Mr. Taylor to represent and to vote, as designated below, all the shares of common stock of Bare Metal Standard, Inc. (the “Company”) held of record by the undersigned on August 7, 2020 at the Special Meeting of Shareholders to be held on Friday August 28, 2020 at 10:00 AM at our office board room located at

3604 S. Banner Street, Boise, ID 83709 or at any adjournment thereof.

1.       Sale of assets. The approval of the proposed sale of the Company’s operating assets to Code 96 LLC.

INSTRUCTIONS: Place a check or an X on the appropriate line to vote for, against or to abstain below.

FOR ____________	AGAINST ____________	ABSTAIN ____________

Please indicate the number of shares you believe you hold here: ________________________

2.       Such other business as may properly come before the Annual Meeting of Shareholders, or at any and all adjournments hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES’ BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Please sign, exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: _____/_____/_____

Signature:	Printed Last Name:

Signature if held Jointly:	Printed Last Name:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY TO
MICHAEL TAYLOR’S ATTENTION AT THE ADDRESS/FAX/EMAIL ADDRESS AS NOTED ABOVE

As adopted by the Board of Directors of BARE METAL STANDARD INC. on July 17, 2019.

As approved by the shareholders of BARE METAL STANDARD INC. on August 28, 2020.

EXHIBIT A

TITLE 30

CORPORATIONS

CHAPTER 29

GENERAL BUSINESS CORPORATIONS

PART 13

APPRAISAL RIGHTS

30-29-1301. DEFINITIONS. In this part:

(1) "Affiliate" means a person that directly or indirectly through one (1) or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive of such person. For purposes of section 30-29-1302(b)(4), Idaho Code, a person is deemed to be an affiliate of its senior executives.

(2) "Beneficial owner" means a person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two (2) or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all shares having voting power of the corporation beneficially owned by any member of the group.

(3) "Corporation" means the domestic corporation that is the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 30-29-1322 through 30-29-1331, Idaho Code, includes the survivor of a merger.

(4) "Excluded shares" means shares acquired pursuant to an offer for all shares having voting power if the offer was made within one (1) year before the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(5) "Fair value" means the value of the corporation’s shares determined:

(a) Immediately before the effectiveness of the corporate action to which the shareholder objects;

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

(c) Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles of incorporation pursuant to section 30-29-1302(a)(5), Idaho Code.

(6) "Interest" means interest from the date the corporate action becomes effective until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(7) "Interested person" means a person, or an affiliate of a person, who at any time during the one (1) year period immediately preceding approval by the board of directors of the corporate action:

(a) Was the beneficial owner of twenty percent (20%) or more of the voting power of the corporation, other than as owner of excluded shares;

(b) Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of twenty-five percent (25%) or more of the directors to the board of directors of the corporation; or

(c) Was a senior executive or director of the corporation or a senior executive of any affiliate of the corporation, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

(i) Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

(ii) Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in section 30-29-862, Idaho Code; or

(iii) In the case of a director of the corporation who will, in the corporate action, become a director or governor of the acquiror or any of its affiliates, rights and benefits as a director or governor that are provided on the same basis as those afforded by the acquiror generally to other directors or governors of such entity or such affiliate.

(8) "Interested transaction" means a corporate action described in section 30-29-1302(a), Idaho Code, other than a merger pursuant to section 30-29-1105, Idaho Code, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted.

(9) "Preferred shares" means a class or series of shares whose holders have preference over any other class or series of shares with respect to distributions.

(10) "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, and any individual in charge of a principal business unit or function.

(11) "Shareholder" means a record shareholder, a beneficial shareholder, and a voting trust beneficial owner.

30-29-1302. RIGHT TO APPRAISAL. (a) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares in the event of any of the following corporate actions:

(1) Consummation of a merger to which the corporation is a party:

(i) If shareholder approval is required for the merger by section 30-29-1104, Idaho Code, or would be required but for the provisions of section 30-29-1104(j), Idaho Code, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or

(ii) If the corporation is a subsidiary and the merger is governed by section 30-29-1105, Idaho Code;

(2) Consummation of a share exchange to which the corporation is a party the shares of which will be acquired, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not acquired in the share exchange;

(3) Consummation of a disposition of assets pursuant to section 30-29-1202, Idaho Code, if the shareholder is entitled to vote on the disposition, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series if:

(i) Under the terms of the corporate action approved by the shareholders, there is to be distributed to shareholders in cash the corporation’s net assets, in excess of a reasonable amount reserved to meet claims of the type described in sections 30-29-1406 and 30-29-1407, Idaho Code, within one (1) year after the shareholders’ approval of the action and in accordance with their respective interests determined at the time of distribution; and

(ii) The disposition of assets is not an interested transaction;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(5) Any other merger, share exchange, disposition of assets, or amendment to the articles of incorporation, in each case to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors;

(6) Consummation of a domestication pursuant to part 9 of this chapter if the shareholder does not receive shares in the foreign corporation resulting from the domestication that have terms as favorable to the shareholder in all material respects, and represent at least the same percentage interest of the total voting rights of the outstanding shares of the foreign corporation, as the shares held by the shareholder before the domestication;

(7) Consummation of a conversion of the corporation to a nonprofit corporation pursuant to chapter 22, title 30, Idaho Code; or

(8) Consummation of a conversion of the corporation to an unincorporated entity pursuant to chapter 22, title 30, Idaho Code.

(b) Notwithstanding subsection (a) of this section, the availability of appraisal rights under subsection (a) (1) and (2) of this section shall be limited in accordance with the following provisions:

(1) Appraisal rights shall not be available for the holders of shares of any class or series of shares that are:

(i) A covered security under section 18(b)(1)(A) or (B) of the securities act of 1933;

(ii) Traded in an organized market and have at least two thousand (2,000) shareholders and a market value of at least twenty million dollars ($20,000,000), exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, and directors and by any beneficial shareholder and any voting trust beneficial owner owning more than ten percent (10%) of such shares; or

(iii) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value.

(2) The applicability of paragraph (1) of this subsection shall be determined as of:

(i) The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights or, in the case of an offer made pursuant to section 30-29-1104(j), Idaho Code, the date of such offer; or

(ii) If there is no meeting of shareholders and no offer made pursuant to section 30-29-1104(j), Idaho Code, the day before the consummation of the corporate action or effective date of the amendment of the articles of incorporation, as applicable.

(3) Paragraph (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares:

(i) Who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (1) of this subsection at the time the corporate action becomes effective; or

(ii) In the case of the consummation of a disposition of assets pursuant to section 30-29-1202, Idaho Code, unless the cash, shares, or proprietary interests received in the disposition are, under the terms of the corporate action approved by the shareholders, to be distributed to the shareholders, as part of a distribution to shareholders of the net assets of the corporation in excess of a reasonable amount to meet claims of the type described in sections 30-29-1406 and 30-29-1407, Idaho Code, within one (1) year after the shareholders’ approval of the action, and in accordance with their respective interests determined at the time of the distribution.

(4) Paragraph (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares where the corporate action is an interested transaction.

(c) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, except that no such limitation or elimination shall be effective if the class or series does not have the right to vote separately as a voting group, alone or as part of a group, on the action or if the action is a conversion under chapter 22, title 30, Idaho Code, or a merger having a similar effect as a conversion in which the converted entity is an eligible entity; and any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately before the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one (1) year after the effective date of such amendment if such action would otherwise afford appraisal rights.

30-29-1303. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL SHAREHOLDERS. (a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder or a voting trust beneficial owner only if the record shareholder objects with respect to all shares of a class or series owned by the beneficial shareholder or the voting trust beneficial owner and notifies the corporation in writing of the name and address of each beneficial shareholder or voting trust beneficial owner on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder and a voting trust beneficial owner may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(1) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in section 30-29-1322(b)(2)(ii), Idaho Code; and

(2) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder or the voting trust beneficial owner.

30-29-1320. NOTICE OF APPRAISAL RIGHTS. (a) Where any corporate action specified in section 30-29-1302(a), Idaho Code, is to be submitted to a vote at a shareholders’ meeting, the meeting notice, or where no approval of such action is required pursuant to section 30-29-1104(j), Idaho Code, the offer made pursuant to section 30-29-1104(j), Idaho Code, must state that the corporation has concluded that appraisal rights are, are not, or may be available under this part. If the corporation concludes that appraisal rights are or may be available, a copy of this part must accompany the meeting notice or offer sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to section 30-29-1105, Idaho Code, the parent entity shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within ten (10) days after the corporate action became effective and include the materials described in section 30-29-1322, Idaho Code.

(c) Where any corporate action specified in section 30-29-1302(a), Idaho Code, is to be approved by written consent of the shareholders pursuant to section 30-29-704, Idaho Code:

(1) Written notice that appraisal rights are, are not, or may be available shall be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, the notice must be accompanied by a copy of this chapter; and

(2) Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by section 30-29-704(e) and (f), Idaho Code, may include the materials described in section 30-29-1322, Idaho Code, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this chapter.

(d) Where corporate action described in section 30-29-1302(a), Idaho Code, is proposed, or a merger pursuant to section 30-29-1105, Idaho Code, is effected, the notice referred to in subsection (a) or (c) of this section, if the corporation concludes that appraisal rights are or may be available, and in subsection (b) of this section must be accompanied by:

(1) Financial statements of the corporation that issued the shares that may be subject to appraisal, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of the notice, an income statement for that year, and a cash flow statement for that year; provided that, if such financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

(2) The latest interim financial statements of such corporation, if any.

(e) The right to receive the information described in subsection (d) of this section may be waived in writing by a shareholder before or after the corporate action.

30-29-1321. NOTICE OF INTENT TO DEMAND PAYMENT — CONSEQUENCES OF VOTING OR CONSENTING. (a) If a corporate action specified in section 30-29-1302(a), Idaho Code, is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1) Shall deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) Shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b) If a corporate action specified in section 30-29-1302(a), Idaho Code, is to be approved by written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares shall not sign a consent in favor of the proposed action with respect to that class or series of shares.

(c) If a corporate action specified in section 30-29-1302(a), Idaho Code, does not require shareholder approval pursuant to section 30-29-1104(j), Idaho Code, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares shall deliver to the corporation before the shares are purchased pursuant to the offer written notice of the shareholder’s intent to demand payment if the proposed action is effected; and shall not tender, or cause or permit to be tendered, any shares of such class or series in response to such offer.

(d) A shareholder who fails to satisfy the requirements of subsection (a), (b), or (c) of this section is not entitled to payment under this part.

30-29-1322. APPRAISAL NOTICE AND FORM. (a) If a corporate action requiring appraisal rights under section 30-29-1302(a), Idaho Code, becomes effective, the corporation shall deliver a written appraisal notice and form required by subsection (b) of this section to all shareholders who satisfy the requirements of section 30-29-1321(a), (b), or (c), Idaho Code. In the case of a merger under section 30-29-1105, Idaho Code, the parent shall deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b) The appraisal notice shall be delivered no earlier than the date the corporate action specified in section 30-29-1302(a), Idaho Code, became effective, and no later than ten (10) days after such date and must:

(1) Supply a form that:

(i) Specifies the first date of any announcement to shareholders made before the date the corporate action became effective of the principal terms of the proposed corporate action;

(ii) If such announcement was made, requires the shareholder asserting appraisal rights to certify whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and

(iii) Requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction as to the class or series of shares for which appraisal is sought;

(2) State:

(i) Where the form shall be sent and where certificates for certificated shares must be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date by which the corporation must receive the required form under subparagraph (ii) of this paragraph;

(ii) A date by which the corporation shall receive the form, which date may not be fewer than forty (40) days nor more than sixty (60) days after the date the appraisal notice in subsection (a) of this section is sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii) The corporation’s estimate of the fair value of the shares;

(iv) That, if requested in writing, the corporation will provide, to the shareholders so requesting, within ten (10) days after the date specified in subparagraph (ii) of this paragraph the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v) The date by which the notice to withdraw under section 30-29-1323, Idaho Code, shall be received, which date shall be within twenty (20) days after the date specified in subparagraph (ii) of this paragraph; and

(3) Be accompanied by a copy of this part.

30-29-1323. PERFECTION OF RIGHTS — RIGHT TO WITHDRAW. (a) A shareholder who receives notice pursuant to section 30-29-1322, Idaho Code, and who wishes to exercise appraisal rights shall sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 30-29-1322(b)(2)(ii), Idaho Code. In addition, if applicable, the shareholder shall certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to section 30-29-1322(b)(2)(ii), Idaho Code. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 30-29-1325, Idaho Code. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (b) of this section.

(b) A shareholder who has complied with subsection (a) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to section 30-29-1322(b)(2)(v), Idaho Code. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c) A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in section 30-29-1322(b), Idaho Code, shall not be entitled to payment under this part.

30-29-1324. PAYMENT. (a) Except as provided in section 30-29-1325, Idaho Code, within thirty (30) days after the form required by section 30-29-1322(b)(2)(ii), Idaho Code, is due, the corporation shall pay in cash to those shareholders who complied with section 30-29-1323(a), Idaho Code, the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) of this section must be accompanied by:

(1) Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a cash flow statement for that year, and the latest interim financial statements of such corporation, if any; provided however, that if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information;

(2) A statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to section 30-29-1322(b)(2)(iii), Idaho Code; and

(3) A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section 30-29-1326, Idaho Code, and that if any such shareholder does not do so within the time period specified in section 30-29-1326(b), Idaho Code, such shareholder shall be deemed to have accepted the payment under subsection (a) of this section in full satisfaction of the corporation’s obligations under this part.

30-29-1325. AFTER ACQUIRED SHARES. (a) A corporation may elect to withhold payment required by section 30-29-1324, Idaho Code, from any shareholder who was required to but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to section 30-29-1322(b)(1), Idaho Code.

(b) If the corporation elected to withhold payment under subsection (a) of this section, it shall, within thirty (30) days after the form required by section 30-29-1322(b)(2)(ii), Idaho Code, is due, notify all shareholders who are described in subsection (a) of this section:

(1) Of the information required by section 30-29-1324(b)(1), Idaho Code;

(2) Of the corporation’s estimate of fair value pursuant to section 30-29-1324(b)(2), Idaho Code;

(3) That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 30-29-1326, Idaho Code;

(4) That those shareholders who wish to accept such offer shall so notify the corporation of their acceptance of the corporation’s offer within thirty (30) days after receiving the offer; and

(5) That those shareholders who do not satisfy the requirements for demanding appraisal under section 30-29-1326, Idaho Code, shall be deemed to have accepted the corporation’s offer.

(c) Within ten (10) days after receiving the shareholder’s acceptance pursuant to subsection (b)(4) of this section, the corporation shall pay in cash the amount it offered under subsection (b)(2) of this section plus interest to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d) Within forty (40) days after delivering the notice described in subsection (b) of this section, the corporation shall pay in cash the amount it offered to pay under subsection (b)(2) of this section plus interest to each shareholder described in subsection (b)(5) of this section.

30-29-1326. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (a) A shareholder paid pursuant to section 30-29-1324, Idaho Code, who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate, less any payment under section 30-29-1324, Idaho Code, plus interest. A shareholder offered payment under section 30-29-1325, Idaho Code, who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) of this section within thirty (30) days after receiving the corporation’s payment or offer of payment under section 30-29-1324 or 30-29-1325, Idaho Code, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

30-29-1330. COURT ACTION. (a) If a shareholder makes demand for payment under section 30-29-1326, Idaho Code, that remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 30-29-1326, Idaho Code, plus interest.

(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office is located, or, if none in this state, Ada county. If the corporation is a foreign corporation, it shall commence the proceeding in the county in this state where the principal office of the domestic corporation merged with the foreign corporation was located or, if the domestic corporation did not have its principal office in this state at the time of the transaction, in Ada county.

(c) The corporation shall make all shareholders, regardless of whether they are residents of this state, whose demands remain unsettled parties to the proceeding, as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(e) Each shareholder made a party to the proceeding is entitled to judgment:

(1) For the amount, if any, by which the court finds the fair value of the shareholder’s shares exceeds the amount paid by the corporation to the shareholder for such shares, plus interest; or

(2) For the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 30-29-1325, Idaho Code.

30-29-1331. COURT COSTS AND EXPENSES. (a) The court in an appraisal proceeding commenced under section 30-29-1330, Idaho Code, shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the court costs against the corporation, except that the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts that the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(b) The court in an appraisal proceeding may also assess the expenses of the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section 30-29-1320, 30-29-1322, 30-29-1324 or 30-29-1325, Idaho Code; or

(2) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(c) If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that such expenses should not be assessed against the corporation, the court may direct that such expenses be paid out of the amounts awarded the shareholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to section 30-29-1324, 30-29-1325 or 30-29-1326, Idaho Code, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all expenses of the suit.

30-29-1340. OTHER REMEDIES LIMITED. (a) The legality of a proposed or completed corporate action described in section 30-29-1302(a), Idaho Code, may not be contested, nor may the corporate action be enjoined, set aside, or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

(b) Subsection (a) of this section does not apply to a corporate action that:

(1) Was not authorized and approved in accordance with the applicable provisions of:

(i) Part 9, 10, 11, or 12 of this chapter;

(ii) The articles of incorporation or bylaws; or

(iii) The resolution of the board of directors authorizing the corporate action;

(2) Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

(3) Is an interested transaction, unless it has been recommended by the board of directors in the same manner as is provided in section 30-29-862, Idaho Code, and has been approved by the shareholders in the same manner as is provided in section 30-29-863, Idaho Code, as if the interested transaction were a director’s conflicting interest transaction; or

(4) Is approved by less than unanimous consent of the voting shareholders pursuant to section 30-29-704, Idaho Code, if:

(i) The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least ten (10) days before the corporate action was effected; and

(ii) The proceeding challenging the corporate action is commenced within ten (10) days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Bare Metal Standard, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Bare Metal Standard, Inc. (the “Company” or “Successor”) as of October 31, 2017 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the eight months ended October 31, 2017, and the related notes (collectively referred to as the “financial statements”). We have also audited the accompanying balance sheet of Taylor Brothers Holdings, Inc. (the “Predecessor”) as of October 31, 2016 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the four months ended February 28, 2017 and the year ended October 31, 2016, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2017 and the Predecessor as of October 31, 2016, and the results of their operations and their cash flows for the eight months ended October 31, 2017 and the four months ended February 28, 2017 and the year ended October 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company and the Predecessor will continue as a going concern. As discussed in Note 1 to the financial statements, the Company and the Predecessor have suffered recurring losses from operations and have a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s and the Predecessor’s management. Our responsibility is to express an opinion on the Company’s and the Predecessor’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and the Predecessor in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company and the Predecessor are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's and the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2016.

Houston, Texas

September 25, 2018

Bare Metal Standard, Inc.

Consolidated Balance Sheets for the fiscal year ended October 31, 2018

	October 31
	2018	2017
Assets
Current assets
Cash	$11,643	$6,509
Accounts receivable	33,705	31,004
Accounts receivable - related parties	51,538	16,355
Inventory	9,209	31,971
Total current assets	106,095	85,839

Total assets	$106,095	$85,839

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable and accrued liabilities	35,904	$46,350
Accounts payable related party	19,000	-
Bank line of credit	32,520	-
Related party note payable - current portion	1,853	-
Promissory note payable - current portion	17,217	-
Total current liabilities	106,494	46,350

Long term liabilities
Related party note payable	2,642	-
Promissory note payable, net of discount	32,941	-
Total long term liabilities	35,583	-

Total liabilities	142,077	-
Stockholders' equity (deficit)
Preferred stock, $0.001 par value; 20,000,000 shares authorized;
none issued and outstanding as of October 31 , 2018 and 2017 respectively	-	-
Common stock, $0.001 par value; 80,000,000 shares authorized;
31,845,000 shares issued and outstanding as of October 31, 2018
and 31,645,000 as of October 31, 2017 respectively	31,845	31,645
Additional paid-in capital	371,705	321,905
Accumulated deficit	(439,532)	(314,061)
Total stockholders' equity (deficit)	(35,982)	39,489

Total liabilities and stockholders' equity (deficit)	$106,095	$85,839

Bare Metal Standard, Inc.

Consolidated Statements of Operations

	For the Year Ended	For the Eight Months Ended	For the Four Months Ended
	October 31	October 31,	February 28,
	2018	2017	2017
	(Successor)	(Successor)	(Predecessor)
Revenue
Product sales and services	$518,896	$292,996	$87,925
Product sales and services - related parties	368,293	201,429	59,363
Total revenue	887,189	494,425	147,288
Cost of revenue	253,842	86,366	-
Gross income	633,347	408,059	147,288

Operating expenses
General and administrative expenses	285,401	178,783	76,905
Depreciation and amortization	-	-	4,638
Administrative and officer compensation	463,851	309,098	129,819
Total operating expenses	749,252	487,881	211,362

Loss from operations	(115,905)	(79,822)	(64,074)

Other expense
Interest expense	(9,566)	-	(2,867)
Total other expense	(9,566)	-	(2,867)

Net loss	$(125,471)	$(79,822)	$(66,941)

Basic and diluted net loss per common share	$(0.00)	$(0.00)	$(55.78)

Weighted average common shares outstanding Basic and diluted	31,721,164	31,537,712	1,200

Bare Metal Standard, Inc.

Consolidated Statements of Changes in Stockholders' Equity

For the Year Ended October 31, 2018 and Eight Months Ended October 31, 2017 (Successor) and Four Months Ended February 28, 2017 (Predecessor)

	Preferred		Common		Additional Paid	Accumulated	Stockholders'
	Shares	Par	Shares	Par	In Capital	Deficit	Deficit

Balances as of October 31, 2016	-	$-	1,200	$1,200	$-	$(86,940)	$(85,740)
Net loss for the four months ended February 28, 2017	-	-	-	-	-	(66,941)	(66,941)
Balances as of October 31, 2017	-	$-	1,200	$1,200	$-	$(153,881)	$(152,681)

SUCCESSOR
Balances at March 1, 2017	-	$-	31,515,000	$31,515	$257,035	$(234,239)	$54,311
Common stock issued for cash	-	-	60,000	60	29,940	-	30,000
Common shares issued for services	-	-	70,000	70	34,930	-	35,000
Net loss for the eight months ended October 31, 2017	-	-	-	-	-	(79,822)	(79,822)

Balances as of October 31, 2017	-	-	31,645,000	31,645	321,905	(314,061)	39,489
Common shares issued as collateral for note payable	-	-	200,000	200	(200)	-	-
Warrants issued in connection with debt discount on note payable	-	-	-	-	50,000	-	50,000
Net loss for the year	-	-	-	-	-	(125,471)	(125,471)

Balances as of October 31, 2018	-	$-	$31,845,000	$31,845	$371,705	$(439,532)	$(35,982)

BARE METAL STANDARD, INC.

Notes to Financial Statements

As of October 31, 2017 Bare Metal Standard, Inc. (Successor) and October 31, 2016 (Predecessor) and for the eight months ended October 31, 2017, Bare Metal Standard, Inc. (Successor) and four months ended February 28, 2017 (Predecessor) and the year ended October 31, 2016 (Predecessor)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The Company was incorporated, as Bare Metal Standard, Inc., (the Company) on November 12, 2015 under the laws of the State of Idaho. Bare Metal Standard provides management services for franchisees who perform fire prevention and mitigation services to commercial kitchens by cleaning their exhaust systems on a mandated schedule enforced by insurance and fire and safety prevention codes.

On March 1, 2017, Bare Metal Standard, Inc. entered into a Management Agreement with Taylor Brothers Holdings, Inc. which is an operating company and has common majority shareholders and directors. The officers and directors of Bare Metal Standard were officers and directors of Taylor Brothers. James Bedal and Mike Taylor have resigned their positions with Taylor Brothers and work full time for Bare Metal Standard. The agreement term has no expiration and can be terminated by the Company at any time with written notice to the other partner. As a result of the management agreement, Bare Metal is to provide, on behalf of Taylor Brothers, certain management services, having full authorization, on behalf of Taylor Brothers to provide all the services and all the activities, normally provided by Taylor Brothers, under the Taylor Brothers franchise agreements, previously entered into by Taylor Brothers and the franchisees Bare Metal became responsible for servicing franchisee agreements and receiving 100% of the revenues associated with those agreements assumed for the support and maintenance of the preexisting franchise agreements of Taylor Brothers Holdings franchisees as Taylor Brothers Holdings has ceased selling franchises. Bare Metal is due all collections from franchisees. Bare Metal Standard assumed the business operations of the existing franchise agreements while potential liabilities arising from said agreements will remain with Taylor Brothers. Additionally, on November 1, 2017 Bare Metal, entered into a royalty free license agreement with Taylor Brothers Holdings Inc. with the right to sublease, the use of Trade Name Bare Metal Standard and related industry know-how including proprietary software in exchange for a monthly fee of $2,000 paid in arrears. As a result of the above transactions with Taylor Brothers Holdings Inc., under Regulation S-X for reporting purposes Taylor Brother Holdings, Inc. is considered a business. Thus, Taylor Brothers Holdings, Inc. is viewed as Predecessor entity for reporting purposes, and Bare Metal is viewed as a Successor entity.

Bare Metal Standard is, currently, seeking the same management opportunities in other industries. The Company intends to sell franchises in the commercial kitchen fire prevention and mitigation services environment, but, in addition, is looking for the same opportunities in other discipline

Basis of Presentation

The accompanying audited financial statements and related footnotes have been presented on a comparative basis in accordance with accounting principles generally accepted in the United States of America (or U.S. GAAP) and with the Securities and Exchange Commission’s (or SEC) instructions for the Form 10-K.

For periods after the commencement of the Management Agreement (March 1, 2017), the Company is referred to as the Successor and its results of operations includes, only, the results of operations from Bare Metal Standard for the eight months subsequent to March 1, 2017.   For periods previous to the inception of the Management Agreement, the Company is referred to as the Predecessor and its results of operations includes only Taylor Brothers Holdings Inc. operations.  A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these periods.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company had an accumulated deficit of $314,061, (Successor) as of October 31, 2017 and $86,940 as of as of October 31, 2016 (Predecessor), respectively, and had net losses of $79,822 for the eight months ended October 31, 2017 (Successor); $66,941 for the four months ended February 28, 2017 (Predecessor); and net income of $2,149 (Predecessor) for the year ended October 31, 2016. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to increase sales and generate additional revenues, the Company's cash position may not be significant enough to support the Company's daily operations.  If the Company is unable to obtain additional financing through the issuance of debt or equity, the Company may be unable to continue as a going concern.  While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company's financial statements.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  The more significant estimates and assumptions made by management include allowance for doubtful accounts, inventory valuation, and provision for excess or expired inventory, depreciation of property and equipment, realization of long-lived assets and fair market value of equity instruments issued for goods or services.

Cash and Cash Equivalents

Cash as of October 31, 2017 (Successor) and October 31, 2016 (Predecessor) included cash on-hand.

Accounts Receivable and Allowance for Doubtful Accounts

The Company's accounts receivable consists, of amounts owing by franchisees for monthly royalty commitments and for product sales to customers, including the cost of freight incurred to ship the product and other services provided by virtue of the management agreement with Taylor Brothers. Accounts receivable are stated at the amount management expects to collect from the outstanding balances. Accounts receivable as of October 31, 2017, (Successor) consists of $31,004 due from non-related parties and $16,355 due from Taylor Brothers, Inc. a related party. Receivables at October 31, 2016 (Predecessor) consists of $38,526 due from non-related parties and $15,274 from Taylor Brothers, Inc. a related party.

An allowance for doubtful accounts will be provided for those accounts receivable considered to be uncollectable based on historical experience, and management's evaluation at the end of the period.  Bad debts are written off against the allowance when identified. Bare Metal (Successor) determined that no allowance was necessary for the eight months ended October 31, 2017 (Successor), nor the four months ended February 28, 2017, Taylor Brothers Holdings (Predecessor) nor the year ended October 31, 2016 by Taylor Brothers Holdings (Predecessor)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables.  The Company places its cash with high credit quality financial institutions.  At times such amounts may exceed federally insure limits.

Receivables arising from sales of the Company's products are not collateralized. As of October 31, 2017 (Successor), total accounts receivable were $47,359 of which $16,355 was owed by a related party. As of October 31, 2017 (Successor), four customers represented approximately 91%(40%, 25%, 16%, 11%) of non-related accounts receivable.  As of October 31, 2016 (Predecessor), total accounts receivable were $53,800 of which $15,274 was owed by a related party. As of October 31, 2016 (Predecessor), four customers represented approximately 96%% (40%, 30%, 16%, and 10%) of non-related accounts receivable. (See note 3)

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and shareholder loans.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Accounting for Derivative Liabilities

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity's Own Equity.  The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense.  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.  Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.  The Company determined that it has no financial instruments that meet the criteria for derivative accounting as of October 31, 2017 (Successor) nor as of October 31, 2016 (Predecessor).

Beneficial Conversion Features

The Company, may, from time to time issue convertible notes that may have conversion prices that create an embedded liability pursuant to accounting guidance.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital.  The debt discount is amortized to interest expense over the life of the note using the effective interest method. The Company determined that it has no financial instruments that meet the criteria for beneficial conversion as of October 31, 2017 (Successor) nor as of October 31, 2016 (Predecessor).

 Share-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718 Compensation—Stock Compensation.  Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period.  The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50.  Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period.  The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the latest fair market price of the Company's common stock for common share issuances.

Inventories and Provision for Excess or Expired Inventory

Inventory consists of finished goods and consumables held for resale to franchisees, and is valued on an average cost basis.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses.  It is reviewed, at least, quarterly and the Company has determined that there was no need to reserve for obsolescence as of October 31, 2017 (Successor) and October 31, 2016 (Predecessor).

Property and Equipment

The Company (Successor) does not possess any property or equipment.  Property and equipment owned by Taylor Brothers (Predecessor) consists primarily of vehicles, leasehold improvements and computer equipment and is stated at cost.  Depreciation is computed using straight line accounting amortized over the useful life of the underlying asset.  Expenditures for repairs and maintenance are expensed as incurred

Long-lived Assets

The Company does not possess any long-lived assets.

Revenue Recognition

The Company's revenue is derived from the sale of products, services and training to support the franchisees under its Management agreement with Taylor Brothers, as a percentage of franchisees’ revenue invoiced to their clients, plus specific charges for software usage, sale of consumables and consulting services.  The Company recognizes revenue when it is realized or realizable and earned, and therefore only recognizes revenue when a franchise agreement has been entered into and the franchise fee received. The Company recognizes revenue from the sale of products, royalties, and services when the product has been shipped or the services have been provided in accordance with the contract entered into with the customer. Payments received in advance of satisfaction of the relevant criteria for revenue recognition are recorded as advances from customers. The Company has no responsibility for collections, of trade debt, owed to a franchisee by the franchisees’ clients and therefore will not create an allowance for potential uncollectable obligations owing to it by the franchisee, unless it is determined that the franchisee will default on its obligation the Company. In accordance with the guidance in FASB Topic ASC 605, Revenue Recognition, the Company recognizes revenue when (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the fee is fixed or determinable, and (d) collectability is reasonable assured.

Cost of Goods Sold

The Company derives its revenue, primarily, from services and consulting. Therefore there are no direct costs, other than labor, associated with those activities. The cost of consumables, which are provided to promote consistency amongst franchisees consists of expendable materials and equipment, designed to provide consistency within operations. Costs are recognized when the related revenue is recorded.  Shipping and handling costs for all sales transactions are billed to the franchisee and are included in cost of goods sold for all periods presented.

General and Administrative Expenses

General and administrative expenses which includes advertising, promotional and selling expenses, consists of rent and utility expenses, meals, travel and entertainment expenses, and other general and administrative overhead costs.  Expenses are recognized when incurred.

Administrative and Officer Compensation

Administrative and officer compensation includes our officers, who are directly involved in management and our employees who provide daily supervision and management of operations. Expenses are recognized as incurred. Where necessary, unpaid compensation was accrued to coincide with reporting periods.

Income Taxes

Successor

The Company uses the liability method of accounting for income taxes under the asset and liability method prescribed under ASC 740, Income Taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination.  For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority.  For tax positions not meeting the threshold, no financial statement benefit is recognized.  As of October 31, 2017, the Company had no uncertain tax positions.  The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses.  The Company currently has no federal tax examinations nor has it had any federal income tax penalties since its inception.

Predecessor

The Predecessor is a corporation; reports its own profits and losses, and has not had taxable income during the current reporting period.  Accordingly, no provision for income taxes has been reflected in these financial statements.  The Predecessor has no unrecognized tax benefits as of October 31, 2016.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted-average common shares outstanding.  Diluted net income per share is calculated by dividing net income by the weighted-average common shares outstanding during the period using the treasury stock method.   As the Company incurred a net loss the eight months ended (Successor) and four months ended October 31, 2017 (Predecessor)) and minimal net income for the year ended October 31, 2016 (Predecessor), no potentially dilutive securities were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive.  Therefore, basic and dilutive net income (loss) per share were the same.

New Accounting Pronouncements

The Financial Accounting Standards Board, or FASB, has issued Accounting Standards Update No. 2014-09, Revenue from contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers in an amount that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We are required to adopt ASU 606 at the beginning of our first quarter of fiscal 2019. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of the adoption. We will apply the guidance when adopted, and provide the relevant disclosures in the first interim and annual periods in which we adopt the guidance. We do not expect the adoption of this guidance to have a material impact on our financial statements within any accounting period presented. Starting in the second quarter of 2014, the FASB issued guidance applicable to revenue recognition that will be effective for the Company for the year ending January 31, 2019. The new guidance must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach. The Company believes that there will not be a material impact on its financial statements.

The FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The core principle of the new guidance is that management of public and private companies is required to evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the financial statements are issued (or available to be issued when applicable) and, if so, disclose that fact. Management will be required to make this evaluation.

In March 2016, the FASB issued ASU No. 2016-09, Compensation- Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard was effective for the Company on February 1, 2017. The adoption of this standard is not expected to have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

In August 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 201615”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The Company has not yet completed the analysis of how adopting this guidance will affect its consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other Than Inventory. This new standard eliminates the exception for an intra-entity transfer of an asset other than inventory. Under the new standard, entities should recognize the income tax consequences on an intra-entity transfer of an asset other than inventory when the transfer occurs. This new standard will be effective for the Company on February 1, 2018 and will be applied on a modified retrospective basis through a cumulative effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

In November 2016, the FASB issued Accounting Standards Update No. 201618, Restricted Cash (a consensus of the FASB Emerging Issue Task Force) (“ASU 2016-18”). This new standard addresses the diversity that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within the year of adoption, with early adoption permitted. The Company does not expect that the adoption of ASU 2016-18 will have a material impact on its financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on February 1, 2018; however, early adoption is permitted with prospective application to any business development transaction.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 201704 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. ASU 2017-04 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its financial statements for both annual and interim reporting periods, if applicable. Management also is required to evaluate and disclose whether its plans alleviate that doubt. The standard is effective for the Company on February 1, 2018 and will be implemented using the modified retrospective approach. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The guidance may be adopted on either a prospective or retrospective basis. The Company does not expect the adoption of this guidance to have a material effect on the Company’s financial statements

NOTE 3 – MAJOR CUSTOMERS AND ACCOUNTS RECEIVABLE

Bare Metal (Successor) has unrelated customers and one related party customer, whose revenue, during the eight months ended October 31, 2017 represented in excess of 10% of the total revenue and in excess of 10% of total accounts receivable.

Concentration of revenue and related party revenue-

During the eight months ended October 31, 2017 Bare Metal (Successor) invoiced royalties and sold product and services, including freight, totaling $201,429 or 41% of its total revenue, to one related company, Taylor Brothers Inc. and $243,455 of non-related party revenue or (35%,17%,16% and 12%), respectively, to four non-related parties. During the four months ended February 28, 2017, Taylor Brothers Holdings (Predecessor) invoiced $58,741 of non-related party revenue, or (34%,21%,19% and 18%), respectively, to four unrelated parties, and $59,363 or 41% to one related party. During the year ended October 31, 2016 Taylor Brothers Holdings (Predecessor) invoiced $247,138 of non-related party revenue or (31%,28%,15% and 10%) respectively, to four unrelated company and $323,019 or 53% to one related party Company.

Concentration of accounts receivable and related party accounts receivable-

Receivables arising from sales of the Company's products are not collateralized. As of October 31, 2017 (Successor), total accounts receivable were $47,359 of which $16,355 was owed by a related party. As of October 31, 2017 (Successor), four customers represented approximately 91% (40%, 25%, 16%, 11%) of non-related accounts receivable.  As of October 31, 2016 (Predecessor), total accounts receivable were $53,800 of which $15,274 was owed by a related party. As of October 31, 2016 (Predecessor), four customers represented approximately 96% (40%, 30%, 16%, and 10%) of non-related accounts receivable.

NOTE 4 – INVENTORY

Inventories consist of finished goods consumables that are provided to franchisees as a vehicle to maintain consistency of operations.  The items are recorded at cost and sold to the franchisees with a nominal mark-up.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial.  Inventories are stated at the lower of cost, determined by average cost, or market.

NOTE 5 – NOTES PAYABLE (PREDECESSOR)

Notes payable, by Taylor Brothers Holdings (Predecessor) at October 31, 2016, consists of a working capital loan, in the amount of $156,026, secured by predecessor’s assets and personally guaranteed by our directors. The loan originated on July 18, 2016, bears interest at the rate of 5.5% and had a maturity date of March 5, 2018. The balance, including accrued interest, was due in a single payment on March 5, 2018. Interest, only, was paid during the year ended October 31, 2016. The loan is presently in default and is being restructured.

Note payable, by Taylor Brothers Holdings, (Predecessor) at October 31, 2016 in the amount of $29,479, consists of a vehicle loan, originated on January 30, 2015 with 59 equal monthly payments of $813, bearing interest at the rate of 4.34%, and collateralized by the vehicle and personally guaranteed by our directors. $9,752 is due in monthly payments and is a current liability with the remainder of $19, 727 being disclosed as long term debt. Principal was reduced by $8,252 during the year ended October 31, 2016 and $2,839 during the four months ended February 28, 2017.

NOTE 6 – RELATED PARTY DEBT AND TRANSACTIONS

Related party debt, in the amount of $24,387 at October 31, 2016 (Predecessor) consisted of unsecured non–interest bearing and due on demand working capital advances from a related party – Taylor Brothers Distributing, Inc. (a Company with common officers and directors) During the eight months ended October 31, 2017, Bare Metal (Successor) purchased $7,602 worth of inventory from Taylor Brothers Distributing.

The related party payable, in the amount of $1,924, Taylor Brothers Holdings, (Predecessor) resulted from the acquisition of supplies and products from two related companies. A total of $1,760 owing to Taylor Brothers Distributing, Inc. was repaid in two instalments on November 11 and November 16, 2016. The remaining total, of $164, was repaid to a Taylor Brothers, Inc. a franchisee on November 14, 2016.

We have entered into an agreement with Taylor Brothers Inc. (a Company with common officers and directors) to use their offices. The rent will be $5,000 per month, when Bare Metal Standard completes required funding to support ongoing operations.

NOTE 7 – STOCKHOLDER'S EQUITY

Predecessor

Common stock

Taylor Brothers Holdings (Predecessor) is authorized to issue 12,000 shares of common stock, par value of $1.00. There are 1,200 issued.

Successor

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, par value of $0.001. There are none issued.

Common Stock

The Company is authorized to issue 80,000,000 shares of common stock, $0.001 par value. During the eight months ended October 31, 2017, the Company (Successor) sold, for cash, 60,000 of its common shares, at a cost of $0.50 per share for total proceeds of $30,000, and issued 70,000 common shares for services with a value $35,000 and accounted for as stock based compensation.

NOTE 8 – COMMON STOCK WARRANTS

Between March 1, 2017 and October 31, 2017 the Company (Successor) did not sell any commons stock units, each unit outstanding as of October 31, 2017 consists of one share of our common stock, and one warrant to purchase one share of common stock within 24 months of issuance, for $2.00.The warrants vested upon grant date and will expire between February 8, 2018 and October 31, 2018. None expired during the eight months ended October 31, 2017.

A summary of our stock warrant activity for the period from March 1, 2017 through October 31, 2017 is as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life

Outstanding at beginning of period - March 1, 2017	515,000	2.00	1.40
Outstanding at end of period - October 31, 2017	515,000	$2.00	1.40

Exercisable at end of period - October 31, 2017	515,000	$2.00	-

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Management agreement

On March 1, 2017, the Company entered into a management agreement with Taylor Brothers Holdings, Inc. to provide all of the services and to conduct all of the activities that were agreed to be undertaken by Taylor Brothers under the Franchise Agreements for providing certain administrative support, including Franchisee training, development of operations manuals and other materials for use by Taylor Brothers’ franchisees; and develop and establish support infrastructures that the Company determines are necessary and appropriate to satisfy Taylor Brothers obligations under the Franchise Agreements. In consideration of the services provided Bare Metal shall be responsible to invoice and collect, per the terms of the Franchise Agreements, under management. All fees so collected will constitute the fees owing under the management agreement. The Agreement does not have a termination date but may be cancelled by either party with appropriate notice.

NOTE 10 – INCOME TAXES

Successor

The Company’s net operating loss carryover of $283,061 as of October 31, 2017, will expire in 2037. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forward for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forward may be limited as to its use in future years. The Company’s tax returns for the years ended October 31, 2015 through October 31, 2017 are open for IRS audit.

On December 22, 2017, the Tax Act was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21%, effective for tax years beginning after December 31, 2017. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. As a result of the reduction in the U.S. corporate income tax rate from 35% to 21% under the Tax Act, we revalued our ending net deferred tax assets at October 31, 2017, which were fully offset by a valuation allowance.

Future tax benefits for these net operating loss carry-forwards are recognized to the extent that realization of these benefits is considered more likely than not.  To the extent that we will not realize a future tax benefit, a valuation allowance is established.  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

October 31, 2017
Net operating loss carry forward	$52,932

Less: valuation allowance	(52,932)
Net deferred tax asset	$-

Predecessor

Taylor Brothers Holdings, Inc., (Predecessor) is a corporation and is responsible for income tax purposes to report its own operations.  Accordingly, no provision for income taxes has been reflected in these financial statements.  Previous to its 2016 tax year the Predecessor was an S corporation for tax purposes and, therefore, did not require a valuation allowance. The Predecessor has no unrecognized tax benefits.

NOTE 11 – SUBSEQUENT EVENTS

On November 1, 2017 Bare Metal entered into an Intellectual Property License Agreement with Taylor Brothers Holdings, Inc. to license certain intellectual property. The agreement is for ninety-nine years at a cost of $2,000 per month.

On November 14, 2017 the Company opened a $40,000 line of credit with Wells Fargo Bank. Interest is charged at the rate of Wells Fargo prime plus 8.5% plus an annual fee of $175.

On June 13, 2018, the Company borrowed $100,000 from an unrelated third party. The loan was collateralized by 200,000 units of Bare Metal equity consisting of one share of common stock and the right to acquire, within twenty-four months, one additional share of common stock at a cost of $2.00 per warrant. The note is to be repaid at the rate of $1,435 per month, commencing July 10, 2018, and has a maturity date of the earlier of May 31, 2018 or a change of control. During periods in which there is no default, interest is calculated at the rate of 12% per annum.

On July 10, 2018, the Company borrowed $5,000 from the Company’s president. The note is to be repaid at the rate of $154 per month, commencing July 20, 2018, and has a maturity date of the earlier of June 10, 2018 or a change of control. During periods in which there is no default, interest is calculated at the rate of 7% per annum.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Bare Metal Standard, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bare Metal Standard, Inc. (the “Company”) as of October 31, 2018 and 2017, and the consolidated related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended October 31, 2018 and for the for the eight months ended October 31, 2017, and the related notes and we have audited the accompanying statements of operations, changes in stockholders’ equity (deficit), and cash flows for the four months ended February 28, 2017, and the related notes (collectively referred to as the “financial statements”) of Taylor Brothers Holdings, Inc. (the “Predecessor”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended October 31, 2018 and the eight months ended October 31, 2017 and of the Predecessor the four months ended February 28, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s and the Predecessor’s management. Our responsibility is to express an opinion on the Company’s and the Predecessor’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company and the Predecessor are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's or the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2016

Houston, Texas

August 14, 2019

Bare Metal Standard, Inc.

Statements of Cash Flows

	For the Year Ended	For the Eight Months Ended	For the Four Months Ended
	October 31	October 31,	February 28,
	2018	2017	2017
	(Successor)	(Successor)	(Predecessor)
Cash flows from operating activities
Net loss	$(125,471)	$(79,822)	$(66,941)
Adjustments to reconcile net loss to net cash used
in operating activites
Common stock issued for services	-	35,000	-
Professional service fee paid by related party	5,000	-	-
Amortization of debt discount	1,923	-	-
Depreciation	-	-	4,639
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(2,701)	(22,239)	14,580
(Increase) decrease in accounts receivable - related parties	(35,183)	(16,355)	177
(Increase) decrease in inventory	22,762	(20,404)	-
Increase (decrease) in accounts payable	(10,446)	28,782	29,592
Increase (decrease) in accounts payable - related parties	19,000	-	-
Net cash used in operating activities	(125,116)	(75,038)	(17,953)

Cash flows from financing activities
Proceeds from sale of common stock	-	30,000	-
Proceeds received from notes payable - related party	-	-	2,250
Repayment of note payable - related party	(505)	-	(34,587)
Note payable Proceeds from third party loans	136,000	-	-
Repayment of third party loans	(5,245)	-	(2,839)
Net cash provided by (used in) financing activities	130,250	30,000	(35,176)

Net increase (decrease) in cash and cash equivalents	5,134	(45,038)	(53,129)
Cash, beginning balance	6,509	51,547	55,456
Cash, ending balance	$11,643	$6,509	$2,327

Supplementary information
Cash paid during the nine months:
Interest	$7,818	$-	$2,856
Income taxes	$-	$-	$-

Non-cash investing and financing transactions
Common stock issued as collateral on note payable	$200	$-	$-
Debt discount due to warrants issued with note payable	$50,000	$-	$-

Bare Metal Standard, Inc.

Consolidated Balance Sheets for the fiscal year ended October 31, 2019

	October 31	October 31
	2019	2018

Assets
Current assets
Cash	$10,079	$11,643
Accounts receivable	50,645	33,705
Accounts receivable - related parties	86,319	51,538
Inventory	14,337	9,209
Prepaid expense	16,972	-
Total current assets	178,352	106,095

Total assets	$178,352	$106,095

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable and accrued liabilities	$23,764	$35,904
Accounts payable related party	5,375	19,000
Bank line of credit	27,308	32,520
Related party note payable - current portion	12,444	1,853
Promissory note payable - current portion	11,822	17,217
Total current liabilities	80,713	106,494

Long term liabilities
Deferred revenue	4,000	-
Related party note payable, net of current portion	3,067	2,642
Promissory note payable, net of current portion and discount	42,970	32,941
Total long term liabilities	50,037	35,583
Total liabilities	130,750	142,077

Stockholders' equity (deficit)
Preferred stock, $0.001 par value; 20,000,000 shares authorized;
none issued and outstanding as of October 31, 2019 and October 31, 2018 respectively	-	-
Common stock, $0.001 par value; 80,000,000 shares authorized;
31,845,000 shares issued and outstanding as of October 31, 2019 and
October 31, 2018, respectively	31,845	31,845
Additional paid-in capital	371,705	371,705
Accumulated deficit	(355,948)	(439,532)
Total stockholders' equity (deficit)	47,602	(35,982)

Total liabilities and stockholders' equity (deficit)	$178,352	$106,095

Bare Metal Standard, Inc.
Consolidated Statements of Operations
For the years ended October 31, 2019 and 2018

	October 31, 2019	October 31, 2018
Revenue
Product sales and services	$496,477	$518,896
Product sales and services - related parties	698,983	368,293
Total revenue	1,195,460	887,189
Cost of revenue	266,324	253,842
Gross income	929,136	633,347

Operating expenses
General and administrative expenses	346,396	285,401
Administrative and officer compensation	479,330	463,851
Total operating expenses	825,726	749,252

Income (loss) from operations	103,410	(115,905)

Other income (expense)
Other income	2,500	-
Interest expense	(22,326)	(9,566)
Total other expense	(19,826)	(9,566)

Net income (loss)	$83,584	$(125,471)

Basic and diluted net income (loss) per common share	$0.00	$(0.00)

Weighted average shares outstanding - basic and dilutive	31,845,000	31,721,164

Bare Metal Standard, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)

					Additional		Total
	Series A Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance October 31, 2017	-	$-	31,645,000	$31,645	$321,905	$(314,061)	$39,489

Common shares issued as collateral for note payable	-	-	200,000	200	(200)	-	-
Warrants issued in connection with debt discount on note payable	-	-	-	-	50,000	-	50,000
Net loss	-	-	-	-	-	(125,471)	(125,471)

Balance October 31, 2018	-	-	31,845,000	31,845	371,705	(439,532)	(35,982)

Net income	-	-	-	-	-	83,584	83,584

Balance October 31, 2019	-	$-	31,845,000	$31,845	$371,705	$(355,948)	$47,602

Bare Metal Standard, Inc.

Consolidated Statements of Cash Flows

	Years Ended
	October 31
	2019	2018

Cash flows from operating activities
Net income (loss)	$83,584	$(125,471)
Adjustments to reconcile net income (loss) to net cash
in operating activities
Amortization of debt discount	5,014	1,923
Professional service fee paid by related party	-	5,000
Changes in operating assets and liabilities:
Accounts receivable	(16,940)	(2,701)
Accounts receivable - related parties	(34,781)	(35,183)
Prepaid expenses	(6,160)	-
Inventory	(5,128)	22,762
Accounts payable and accrued liabilities	(12,140)	(10,446)
Accounts payable - related parties	(13,625)	19,000
Deferred revenue	4,000	-
Net cash provided by (used in) operating activities	3,824	(125,116)

Cash flows from financing activities
Proceeds received from notes payable - related party	21,000	-
Repayment of note payable - related party	(9,984)	(505)
Proceeds from bank line of credit	-	36,000
Repayment on bank line of credit	(5,212)	(3,480)
Proceeds from note payable	-	100,000
Repayment of note payable	(11,192)	(1,765)
Net cash provided by financing activities	(5,388)	130,250

Net change in cash	(1,564)	5,134
Cash, beginning balance	11,643	6,509
Cash, ending balance	$10,079	$11,643

Supplementary information
Cash paid during the period:
Interest	$17,312	$3,436
Income taxes	$-	$-

Non-cash investing and financing activities
Note payable issued for financed insurance	$10,812	$-
Debt discount from warrants issued with note payable	$-	$50,000
Common stock issued as collateral on note payable	$-	$200

 BARE METAL STANDARD, INC.

Notes to Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The Company was incorporated, as Bare Metal Standard, Inc., (the Company) on November 12, 2015 under the laws of the State of Idaho. Bare Metal Standard provides management services for franchisees who perform fire prevention and mitigation services to commercial kitchens by cleaning their exhaust systems on a mandated schedule enforced by insurance and fire and safety prevention codes.

On March 1, 2017, Bare Metal Standard, Inc. entered into a Management Agreement with Taylor Brothers Holdings, Inc. which is an operating company and has common majority shareholders and directors. The officers and directors of Bare Metal Standard were officers and directors of Taylor Brothers. James Bedal and Mike Taylor have resigned their positions with Taylor Brothers and work full time for Bare Metal Standard. The agreement term has no expiration and can be terminated by the Company at any time with written notice to the other partner. As a result of the management agreement, Bare Metal is to provide, on behalf of Taylor Brothers, certain management services, having full authorization, on behalf of Taylor Brothers to provide all the services and all the activities, normally provided by Taylor Brothers, under the Taylor Brothers franchise agreements, previously entered into by Taylor Brothers and the franchisees Bare Metal became responsible for servicing franchisee agreements and receiving 100% of the revenues associated with those agreements assumed for the support and maintenance of the preexisting franchise agreements of Taylor Brothers Holdings franchisees as Taylor Brothers Holdings has ceased selling franchises. Bare Metal is due all collections from franchisees. Bare Metal Standard assumed the business operations of the existing franchise agreements while potential liabilities arising from said agreements will remain with Taylor Brothers. Additionally, on November 1, 2017 Bare Metal, entered into a royalty free license agreement with Taylor Brothers Holdings Inc. with the right to sublease, the use of the trade name Bare Metal Standard and related industry know-how including proprietary software in exchange for a monthly fee of $2,000 paid in arrears.

Bare Metal Standard is, currently, seeking the same management opportunities in other industries. The Company intends to sell franchises in the commercial kitchen fire prevention and mitigation services environment, but, in addition, is looking for the same opportunities in other disciplines.

Basis of Presentation

The accompanying audited financial statements and related footnotes have been presented on a comparative basis in accordance with accounting principles generally accepted in the United States of America (or U.S. GAAP) and with the Securities and Exchange Commission’s (or SEC) instructions for the Form 10-K.

On March 1, 2017, Bare Metal Standard, Inc. entered into a Management Agreement with Taylor Brothers Holdings, Inc. which is an operating company and has common majority shareholders and directors. The officers and directors of Bare Metal Standard were officers and directors of Taylor Brothers. James Bedal and Mike Taylor have resigned their positions with Taylor Brothers and work full time for Bare Metal Standard. The agreement term has no expiration and can be terminated by the Company, at any time, with written notice to the other partner. As a result of the management agreement, Bare Metal is to provide, on behalf of Taylor Brothers, certain management services, having full authorization, on behalf of Taylor Brothers to provide all the services and all the activities, normally provided by Taylor Brothers, under the Taylor Brothers franchise agreements, previously entered into by Taylor Brothers and the franchisees Bare Metal became responsible for servicing franchisee agreements and receiving 100% of the revenues associated with those agreements assumed for the support and maintenance of the preexisting franchise agreements of Taylor Brothers Holdings franchisees as Taylor Brothers Holdings has ceased selling franchises. Bare Metal is due all collections from franchisees. Bare Metal Standard assumed the business operations of the existing franchise agreements while potential liabilities arising from said agreements will remain with Taylor Brothers. Additionally, on November 1, 2017 Bare Metal, entered into a royalty free license agreement with Taylor Brothers Holdings Inc. with the right to sublease, the use of Trade Name Bare Metal Standard and related industry know-how including proprietary software in exchange for a monthly fee of $2,000 paid in arrears. As a result of the above transactions with Taylor Brothers Holdings Inc., under Regulation S-X for reporting purposes Taylor Brother Holdings, Inc. is considered a business. Thus, Taylor Brothers Holdings, Inc. is viewed as Predecessor entity for reporting purposes, and Bare Metal is viewed as a Successor entity.

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which have a fiscal year end of December 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation. In March 2018, the Company formed BRMT Franchising, LLC, a Texas limited liability company that is a wholly-owned subsidiary of the Company.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has an accumulated deficit, and reoccurring net losses. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to increase sales and generate additional revenues, the Company's cash position may not be significant enough to support the Company's daily operations.  If the Company is unable to obtain additional financing through the issuance of debt or equity, the Company may be unable to continue as a going concern.  While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company's financial statements.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  The more significant estimates and assumptions made by management include allowance for doubtful accounts, inventory valuation, and provision for excess or expired inventory, depreciation of property and equipment, realization of long-lived assets and fair market value of equity instruments issued for goods or services.

Cash and Cash Equivalents

Cash as of October 31, 2018 and October 31, 2017 included cash on-hand.

Accounts Receivable and Allowance for Doubtful Accounts

The Company's accounts receivable consists, of amounts owing by franchisees for monthly royalty commitments and for product sales to customers, including the cost of freight incurred to ship the product and other services provided by virtue of the management agreement with Taylor Brothers. Accounts receivable are stated at the amount management expects to collect from the outstanding balances. Accounts receivable as of October 31, 2018 consists of $33,705 and $51,538 due from non-related parties and related parties, respectively. As of October 31, 2018, four customers represented approximately 66.7% (22%, 19.7%, 16% and 10%) of non – related accounts receivable. On October 31, 2017, those amounts were $31,004 and 16,355.

An allowance for doubtful accounts will be provided for those accounts receivable considered to be uncollectable based on historical experience, and management's evaluation at October 31, 2018 and 2017.  Bad debts are written off against the allowance when identified. Bare Metal determined that no allowance was necessary for the years ended October 31, 2018 and 2017.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables.  The Company places its cash with high credit quality financial institutions.  At times such amounts may exceed federally insure limits.

Receivables arising from sales of the Company's products are not collateralized. As of October 31, 2018, total accounts receivable were $85,243 of which $51,538 or approximately 60.5% was owed by a related party. On October 31, 2017, total accounts receivable were $47,359, of which $16,355 or approximately 35% was owed by the same related party.  As of October 31, 2018, one non - related customer represented approximately 16%, of the total accounts receivable.  As of October 31, 2017, four customers represented approximately 91% (40%, 25%, 16%, and 11%) of non-related accounts receivable.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and shareholder loans.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

 Accounting for Derivative Liabilities

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity's Own Equity.  The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense.  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.  Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.  The Company determined that it has no financial instruments that meet the criteria for derivative accounting as of October 31, 2018 nor as of October 31, 2017.

Beneficial Conversion Features

The Company, may, from time to time issue convertible notes that may have conversion prices that create an embedded liability pursuant to accounting guidance.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital.  The debt discount is amortized to interest expense over the life of the note using the effective interest method. The Company determined that it has no financial instruments that meet the criteria for beneficial conversion as of October 31, 2018 nor as of October 31, 2017.

 Share-Based Compensation

The Company accounts for stock-based compensation to employees and non-employees in accordance with FASB ASC 718 Compensation—Stock Compensation.  Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period.   Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period.  The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the latest fair market price of the Company's common stock for common share issuances.

Inventories and Provision for Excess or Expired Inventory

Inventory consists of finished goods and consumables held for resale to franchisees, and is valued on an average cost basis.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses.  Inventory is reviewed, at least, quarterly. The Company has determined that there was no need to reserve for obsolescence as of October 31, 2018 and October 31, 2017.

Property and Equipment

The Company does not possess any property or equipment.

Long-lived Assets

The Company does not possess any long-lived assets.

Revenue Recognition

The Company's revenue is derived from the sale of products, services and training to support the franchisees under its Management agreement with Taylor Brothers, as a percentage of franchisees’ revenue invoiced to their clients, plus specific charges for software usage, sale of consumables and consulting services.  The Company recognizes revenue when it is realized or realizable and earned, and therefore only recognizes revenue when a franchise agreement has been entered into and the franchise fee received. The Company recognizes revenue from the sale of products, royalties, and services when the product has been shipped or the services have been provided in accordance with the contract entered into with the customer. Payments received in advance of satisfaction of the relevant criteria for revenue recognition are recorded as advances from customers. The Company has no responsibility for collections, of trade debt, owed to a franchisee by the franchisees’ clients and therefore will not create an allowance for potential uncollectable obligations owing to it by the franchisee, unless it is determined that the franchisee will default on its obligation the Company. In accordance with the guidance in FASB Topic ASC 605, Revenue Recognition , the Company recognizes revenue when (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the fee is fixed or determinable, and (d) collectability is reasonable assured.

Cost of Goods Sold

The Company derives its revenue, primarily, from services and consulting. Therefore there are no direct costs, other than labor, associated with those activities. The cost of consumables, which are provided to promote consistency amongst franchisees consists of expendable materials and equipment, designed to provide consistency within operations. Costs are recognized when the related revenue is recorded.  Shipping and handling costs for all sales transactions are billed to the franchisee and are included in cost of goods sold for all periods presented.

General and Administrative Expenses

General and administrative expenses which includes advertising, promotional and selling expenses, consists of rent and utility expenses, meals, travel and entertainment expenses, and other general and administrative overhead costs.  Expenses are recognized when incurred.

Administrative and Officer Compensation

Administrative and officer compensation includes our officers, who are directly involved in management and our employees who provide daily supervision and management of operations. Expenses are recognized as incurred. Where necessary, unpaid compensation was accrued to coincide with reporting periods.

Income Taxes

Successor

The Company uses the liability method of accounting for income taxes under the asset and liability method prescribed under ASC 740, Income Taxes.   The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination.  For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority.  For tax positions not meeting the threshold, no financial statement benefit is recognized.  As of October 31, 2018 and October 31, 2017, the Company had no uncertain tax positions.  The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses.  The Company currently has no federal tax examinations nor has it had any federal income tax penalties since its inception.

The New Tax Act, signed into law on December 22, 2017 made significant changes to the Internal Revenue Code. These changes include of corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017. Additionally, the NOL carryforward period for new NOLs will change from 20 succeeding taxable years to an indefinite period. With the elimination of the alternative minimum tax, NOLs for taxable years beginning after December 31, 2017, can offset 80% of Federal taxable income. Since the Company is using the asset and liability method of accounting for income taxes and because deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the years in which temporary differences are expected to reverse, the Company is revaluing the net deferred assets, fully offset by a valuation allowance, after December 31, 2017.

Predecessor

The Predecessor is a corporation; reports its own profits and losses, and has not had taxable income during the current reporting period. Accordingly, no provision for income taxes has been reflected in these financial statements.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted-average common shares outstanding.  Diluted net income per share is calculated by dividing net income by the weighted-average common shares outstanding during the period using the treasury stock method.   As the Company incurred net losses for the years ended October 31, 2018 and 2017, no potentially dilutive securities were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive.  Therefore, basic and dilutive net income (loss) per share were the same.

New Accounting Pronouncements

The Financial Accounting Standards Board, or FASB, has issued Accounting Standards Update No. 2014-09, Revenue from contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers in an amount that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We are required to adopt ASU 606 at the beginning of our first quarter of fiscal 2019. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of the adoption. The Company adopted this guidance on November 1, 2018. The primary impact expected on the Company’s financial statements at adoption is that future franchise license fees received will initial be deferred and revenue recognized ratably over the expected license period. The Company expects to utilize the cumulative effect approach of adopting ASC 606, but does not expect a material impact to the Company’s financial statements due to the Company currently earning revenues from the products, services and training to support the franchisees under its Management agreement with Taylor Brothers, as a percentage of franchisees’ revenue invoiced to their clients, plus specific charges for software usage, sale of consumables and consulting services. These revenue streams are not expected to have a material change in accounting method from adopting ASC 606.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (ASU 2016-02). Under ASU No. 2016-2, an entity will be required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU No. 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. For public companies, ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim reporting periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” The amendments in this update simplify several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. The Company adopted the new guidance on November 1, 2017, with no material impact to the Company’s financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. The Company adopted this standard on November 1, 2018 and there was no material impact to the Company’s financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting for share-based payment awards issued to employees and nonemployees. Under ASU No. 2018-07, the existing employee guidance will apply to nonemployee share-based transactions (as long as the transaction is not effectively a form of financing), with the exception of specific guidance related to the attribution of compensation cost. The cost of nonemployee awards will continue to be recorded as if the grantor had paid cash for the goods or services. In addition, the contractual term will be able to be used in lieu of an expected term in the option-pricing model for nonemployee awards. This standard will be effective for the Company on November 1, 2019, and the Company is currently evaluating the potential impact on its financial statements.

NOTE 3 – MAJOR CUSTOMERS AND ACCOUNTS RECEIVABLE

Bare Metal had four unrelated customer and one related party customer, whose revenue, during the year ended October 31, 2018 represented in excess of 10% of the total revenue for related party and total revenue non-related parties and four unrelated customers that represented in excess of 10% of total accounts receivable. Bare Metal had two unrelated customers and one related party customer, whose revenue, during the year ended October 31, 2017 represented in excess of 10% of the total revenue and two unrelated customers that represented in excess of 10% of total accounts receivable.

Concentration of revenue and related party revenue-

During the year ended October 31, 2018, the Company invoiced royalties and sold products and services, including freight totaling $368,293 or 41.5%, of total sales to one related company, Taylor Brothers, Inc., and $460,068 of non-related party revenue or (16%,16%,13% and 43%), respectively, to four non-related parties.. During the year ended October 31, 2017 Bare Metal invoiced royalties and sold product and services, including freight, totaling $201,429 or 39.7% of its total revenue, to one related company, Taylor Brothers Inc. and $207,456 of non-related party revenue or (21%,10%,9.6%), respectively, to three non-related parties.

Concentration of accounts receivable and related party accounts receivable-

Receivables arising from sales of the Company's products are not collateralized. As of October 31, 2018, total accounts receivable were $85,243 of which $51,538 or 60.1% was owed by Taylor Brothers, Inc., a related party. As of October 31, 2018, four unrelated customers represented approximately 93% (41%, 20%, 22%, and 10%) of non-related accounts receivable As of October 31, 2017, total accounts receivable were $47,359 of which $16,355 or 35% was owed by a related party. As of October 31, 2018, one unrelated customer accounted for approximately 16% of total accounts receivable. As of October 31, 2017, four unrelated customers represented approximately 91% (40%, 25%, 16%, and 11%) of non-related accounts receivable.

NOTE 4 – INVENTORY

Inventories consist of finished goods consumables that are provided to franchisees as a vehicle to maintain consistency of operations.  The items are recorded at cost and sold to the franchisees with a nominal mark-up.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial.  Inventories are stated at the lower of cost, determined by average cost, or net realizable value.

NOTE 5 – NOTES PAYABLE

On June 13, 2018, the Company borrowed $100,000 from a non-related investor. The note is repayable, in equal monthly instalments, over 120 months with payments of $1,438 at an interest cost of 12%. The note is not convertible, but, is collateralized by 200,000 units of the Company’s common stock, which have been issued. Each common stock unit includes one common share and the right, to purchase, for up to two years, at a cost of $2, one common share. $50,000 of debt discount was recognized in connection with the note related to the warrants and is being amortized in equal annual instalments over the life of the note. The $50,000 fair value of the warrants was determined based on the relative fair value of the warrants and debt, assuming a maximum value based on the most recent sale price of common stock for cash of $0.50 per share, due to the lack of active trading market for the Company’s common stock. On October 31, 2018 the note had been reduced by $1,765 and the cost of the discount had been reduced by $1,923 by a charge to the income statement.

On November 14, 2017, the Company opened a line of credit with a bank in the amount of $40,000 bearing interest at the bank prime rate plus 8.5%. During the year ended October 31, 2,018, the Company drew $36,000 against the line of credit and repaid $3,480. $32,520 remained outstanding on October 31, 2018.

 NOTE 6 – RELATED PARTY DEBT AND TRANSACTIONS

On July 10, 2018, a related party paid $5,000, directly, to a provider of professional services. The Company issued, to the lender, an unsecured promissory note bears interest at 7% interest, is repayable by 36 equal monthly payments of $154.39 principal and interest. As of October 31, 2018, the balance was reduced by $505.

The Company has revenue transactions with related parties, and accounts receivable balances from those related parties. See Note 2 and 3. Additionally, the Company has no written employee agreement with its officers or directors. From time to time, the Company may award bonuses to those officers or directors for performance. During the year ended October 31, 2018, the Company paid $11,625 to one officer.

We have entered into an agreement with Taylor Brothers Inc. (a Company with common officers and directors) to use their offices. The rent will be $5,000 per month, when Bare Metal Standard completes required funding to support ongoing operations.

As of October 31, 2018, the Company owes $19,000 to Taylor Brothers Holdings for fees due under the intellectual property license agreement between the companies.

The related party payable, in the amount of $1,924, Taylor Brothers Holdings, (Predecessor) resulted from the acquisition of supplies and products from two related companies. A total of $1,760 owing to Taylor Brothers Distributing, Inc. was repaid in two installments on November 11 and November 16, 2016. The remaining total, of $164, was repaid to a Taylor Brothers, Inc. a franchisee on November 14, 2016.

NOTE 7 – STOCKHOLDER'S EQUITY

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, par value of $0.001. There are none issued.

Common Stock

The Company is authorized to issue 80,000,000 shares of common stock, $0.001 par value. During the year ended October 31, 2018, the Company, other than reported in the following paragraph did not issue any common shares. During the eight months ended October 31, 2017, the Company sold, for cash, 60,000 of its common shares, at a cost of $0.50 per share for total proceeds of $30,000, and issued 70,000 common shares for services with a value $35,000 and accounted for as stock based compensation.

On July 13, 2018, the Company issued 200,000 common share units, which included 200,000 common shares and 200,000 warrants to be exercised within two years, as collateral for a $100,000 loan. Upon repayment of the loan in full, the 200,000 common shares will be returned to the Company. See note 5.

NOTE 8 – COMMON STOCK WARRANTS

Between March 1, 2017 and October 31, 2018 the Company did not sell any common stock units. Each unit outstanding as of October 31, 2018 consists of one share of our common stock, and one warrant to purchase one share of common stock within 24 months of issuance, for $2.00. The warrants vested upon grant date and will expire between February 8, 2018 and June 13, 2020. 475, 000 expired during the year ended October 31, 2018. On July 13, 2018, the Company issued 200,000 common share units, which included common shares and warrants to be exercised within two years, as collateral for a $100,000 loan.

A summary of our stock warrant activity for the period from November 1, 2017 through October 31, 2018 is as follows:

Bare Metal Standard, Inc.

Consolidated Balance Sheets

(AS OF APRIL 30, 2020 UNAUDITED)

	April 30,	October 31
	2020	2019
Current Assets:
Cash	$23,743	$10,079
Accounts receivable	33,422	50,645
Accounts receivable - related parties	57,471	86,319
Inventory	12,379	14,337
Prepaid expenses	14,603	16,972

Total current assets	141,618	178,352

Total assets	$141,618	$178,352

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$25,956	$23,764
Accounts payable related party	6,000	5,375
Deferred revenue	500	-
Bank line of credit	24,348	27,308
Related party note payable - current portion	9,092	12,444
Promissory note payable - current portion	6,862	11,822

Total current liabilities	72,758	80,713
Long term liabilities
Deferred revenue	3,750	4,000
Related party note payable	306	3,067
Promissory note payable, net of discount	41,937	42,970

Total long term liabilities	45,993	50,037

Total liabilities	118,751	130,750

Shareholders' equity
Preferred stock, $0.001 par value, 20,000,000 shares authorized;
None issued and outstanding as of April 30, 2020 and October 31, 2019, respectively	-	-
Common stock, $0.001 par value, 80,000,000 shares authorized;
31,195,000 and 31,845,000 shares issued and outstanding as of April 30, 2020 and October 31, 2019, respectively	31,195	31,845
Additional paid-in capital	372,355	371,705
Accumulated deficit	(380,683)	(355,948)

Total stockholders' equity	22,867	47,602

Total liabilities and stockholders' equity	$141,618	$178,352

Bare Metal Standard, Inc.

Consolidated Statements of Operations

For the three and six months ended April 30, 2020 and 2019

(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	April 30, 2020	April 30, 2019	April 30, 2020	April 30, 2019
Revenue
Product sales and services	$88,104	$101,497	$203,580	$246,283
Product sales and services - related parties	129,121	135,458	261,247	358,383
Total revenue	217,225	236,955	464,827	604,666
Cost of revenue	55,038	42,494	103,611	150,949
Gross income	162,187	194,461	361,216	453,717

Operating expenses
General and administrative expenses	67,584	92,895	139,335	141,830
Administrative and officer compensation	121,331	122,315	242,539	235,492
Total operating expenses	188,915	215,210	381,874	377,322

Income (loss) from operations	(26,728)	(20,749)	(20,658)	76,395

Other income (expense)
Other income	6,250	1,250	6,250	1,250
Interest expense	(4,982)	(5,586)	(10,327)	(11,132)
Total other income (expense)	1,268	(4,336)	(4,077)	(9,882)

Net income (loss)	$(25,460)	$(25,085)	$(24,735)	$66,513

Basic and diluted net income (loss) per common share	$(0.00)	$(0.00)	$(0.00)	$0.00

Weighted average shares outstanding - basic and dilutive	31,195,000	31,845,000	31,441,429	31,845,000

Bare Metal Standard, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)

(Unaudited)

					Additional		Total
	Series A Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance October 31, 2019	-	$-	31,845,000	$31,845	$371,705	$(355,948)	$47,602

Cancellation of shares	-	-	(650,000)	(650)	650	-	-
Net income	-	-	-	-	-	725	725

Balance January 31, 2020	-	$-	31,195,000	$31,195	$372,355	$(355,223)	$48,327

Net loss	-	-	-	-	-	(25,460)	(25,460)

Balance April 30, 2020	-	$-	31,195,000	$31,195	$372,355	$(380,683)	$22,867

Balance October 31, 2018	-	$-	31,845,000	$31,845	$371,705	$(439,532)	$(35,982)

Net income	-	-	-	-	-	91,598	91,598

Balance January 31, 2019	-	$-	31,845,000	$31,845	$371,705	$(347,934)	$55,616

Net loss						(25,085)	(25,085)

Balance April 30, 2019	-	$-	31,845,000	$31,845	$371,705	$(373,019)	$30,531

Bare Metal Standard, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	April 30
	2020	2019

Cash flows from operating activities
Net income (loss)	$(24,735)	$66,513
Adjustments to reconcile net income (loss) to net cash provided by operating activites
Amortization of debt discount	2,500	2,486
Changes in operating assets and liabilities:
Accounts receivable	17,223	(6,723)
Accounts receivable - related parties	28,848	(29,351)
Prepaid expenses	2,369	(12,860)
Inventory	1,958	(1,952)
Accounts payable and accrued liabilities	2,192	4,681
Accounts payable - related parties	625	(15,625)
deferred revenue	250	4,250
Net cash provided by operating activities	31,230	11,419

Cash flows from financing activities
Proceeds received from notes payable - related party	-	21,000
Repayment of note payable - related party	(6,113)	(4,080)
Repayment of line of credit	(2,960)	(2,454)
Repayment of note payable	(8,493)	(2,783)
Net cash provided by (used in) financing activities	(17,566)	11,683

Increase in cash and cash equivalents	13,664	23,102
Cash, beginning balance	10,079	11,643
Cash, ending balance	$23,743	$34,745

Supplementary information
Cash paid during the nine months:
Interest	$7,776	$8,647
Income taxes	$-	$-

Non-cash investing and financing activities
Debt discount from warrants issued with note payable	$-	$-
Common stock issued as collateral on note payable	$-	$-

BARE METAL STANDARD, INC.

Notes to Consolidated Financial Statements

(unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

The Company was incorporated, as Bare Metal Standard, Inc., (the Company) on November 12, 2015 under the laws of the State of Idaho. Bare Metal Standard provides management services for franchisees who perform fire prevention and mitigation services to commercial kitchens by cleaning their exhaust systems on a mandated schedule enforced by insurance and fire and safety prevention codes.

On March 1, 2017, Bare Metal Standard, Inc. entered into a Management Agreement with Taylor Brothers Holdings, Inc. which is an operating company and has common majority shareholders and directors. The officers and directors of Bare Metal Standard were officers and directors of Taylor Brothers. James Bedal and Mike Taylor have resigned their positions with Taylor Brothers and work full time for Bare Metal Standard. The agreement term has no expiration and can be terminated by the Company at any time with written notice to the other partner. As a result of the management agreement, Bare Metal is to provide, on behalf of Taylor Brothers, certain management services, having full authorization, on behalf of Taylor Brothers to provide all the services and all the activities, normally provided by Taylor Brothers, under the Taylor Brothers franchise agreements, previously entered into by Taylor Brothers and the franchisees Bare Metal became responsible for servicing franchisee agreements and receiving 100% of the revenues associated with those agreements assumed for the support and maintenance of the preexisting franchise agreements of Taylor Brothers Holdings franchisees as Taylor Brothers Holdings has ceased selling franchises. Bare Metal is due all collections from franchisees. Bare Metal Standard assumed the business operations of the existing franchise agreements while potential liabilities arising from said agreements will remain with Taylor Brothers. Additionally, on November 1, 2017 Bare Metal, entered into a royalty fee license agreement with Taylor Brothers Holdings Inc. with the right to sublease, the use of Trade Name Bare Metal Standard and related industry know-how including proprietary software in exchange for a monthly fee of $2,000 paid in arrears.

Bare Metal Standard is currently seeking the same management opportunities in other industries. The Company intends to sell franchises in the commercial kitchen fire prevention and mitigation services environment, but, in addition, is looking for the same opportunities in other discipline.

In March 2020, the COVID-19 outbreak was declared a national public health emergency resulting in a significant reduction in activity at restaurants and related facilities, which are the Company’s primary customer group, due to changes in consumer behavior as public health officials encouraged social distancing and state and local governments mandated restrictions including suspension of dine-in operations, reduced restaurant seating capacity, table spacing requirements, bar closures and additional physical barriers. As a result, the Company experienced a decline in revenues. Further, the Company offered a 50% reduction in royalties to be paid to the Company to its customers for the period from April 1, 2020 through May 31, 2020, which resulted in an impact to revenue of approximately $15,000 during the three months ended April 30, 2020, and is expected to have a similar impact on revenues for the quarter ended July 31, 2020. As discussed in Note 10, the Company received certain loan proceeds from the United States Small Business Administration (“U.S. SBA”) in May 2020.

NOTE 2 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated interim financial statements of Bare Metal Standard, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto for the year ended October 31, 2019 contained in the Company’s Form 10K originally filed with the Securities and Exchange Commission on January 22, 2020. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the period ended October 31, 2019, as reported in the Company’s Form 10K, have been omitted.

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting based on an October 31 fiscal year end. The accompanying consolidated financial statements include the accounts of the Company and its single subsidiary which has a fiscal year end of December 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation. In March 2018, the Company formed BRMT Franchising, LLC, a Texas limited liability company that is a wholly-owned subsidiary of the Company.

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The more significant estimates and assumptions made by management include allowance for doubtful accounts, inventory valuation, and provision for excess or expired inventory, depreciation of property and equipment, realization of long-lived assets and fair market value of equity instruments issued for goods or services.

Inventories and Provision for Excess or Expired Inventory

Inventory consists of finished goods and consumables held for resale to franchisees and is valued on an average cost basis. Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses. Inventory is reviewed, at least, quarterly. The Company has determined that there was no need to reserve for obsolescence as of April 30, 2020 and October 31, 2019.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which was adopted on November 1, 2018 using the modified retrospective method, with no impact to the Company’s comparative financial statements.

Revenue is recognized in accordance with a five-step revenue model, as follows: identifying the contract with the customer; identifying the performance obligations in the contract; determining the transaction price; allocating the transaction price to the performance obligations; and recognizing revenue when (or as) the entity satisfies a performance obligation.

A contract with commercial substance exists once the Company executes a franchise agreement with the franchisee. The initial license fee is due at the execution of the agreement. If collectability is not probable, the sale is deferred and not recognized until collection is probable or payment is received. Net revenues comprise gross revenues less customer discounts and allowances, actual and expected returns. Shipping charges billed to members are included in net sales. Various taxes on the sale of products and enrollment packages to members are collected by the Company as an agent and remitted to the respective taxing authority. These taxes are presented on a net basis and recorded as a liability until remitted to the respective taxing authority.

The Company generates revenue from franchise fees and royalty income, advertising fees and sales of supplies and other products as follows:

Franchise fees and royalty income

The Company sells individual franchises as well as territory agreements in the form of franchise agreements that grant the right to develop the business in designated areas. The franchise agreements typically require the franchisee to pay initial nonrefundable franchise fees prior to opening the business and continuing fees, or royalty income, on a monthly basis based upon a percentage of franchisee gross sales. The initial term of domestic franchise agreements is typically 10 years. Prior to the end of the franchise term or as otherwise provided by the Company, The Company may offer a renewal term of a franchise agreement and, if approved, the franchisee will typically pay a renewal fee upon execution of the renewal term. If approved, a franchisee may transfer a franchise agreement to a new or existing franchisee, at which point a transfer fee is paid.

Generally, the franchise license granted for each individual restaurant within an arrangement represents a single performance obligation. Therefore, initial franchise fees and market entry fees for each arrangement are allocated to each individual business and recognized over the term of the respective franchise agreement from the date of the restaurant opening. Royalty income is also recognized over the term of the respective franchise agreement based on the royalties earned each period as the underlying sales occur. Renewal fees are generally recognized over the renewal term for the respective restaurant from the start of the renewal period. Transfer fees are recognized over the remaining term of the franchise agreement beginning at the time of transfer.

Advertising fees

Franchise agreements typically require the franchisee to pay continuing advertising fees on a monthly basis based on a percentage of franchisee gross sales, which represents a portion of the consideration received for the single performance obligation of the franchise license. Continuing advertising fees are recognized over the term of the respective franchise agreement based on the fees earned each period as the underlying sales occur. Advertising fees are included in Other Service Revenue in the presentation of disaggregated revenue data below.

Sales of supplies and other products

We distribute supplies and other products to franchisees and licensees. Revenue from the sale of supplies and other products is recognized when title and risk of loss transfers to the buyer, which is generally upon delivery. Payment for supplies and other products is generally due within a relatively short period of time subsequent to delivery.

The following table presents disaggregated revenue for the three and six months ended April 30, 2020:

	Three months ended April 30, 2020	Three months ended April 30, 2019	Six months ended April 30, 2020	Six months ended April 30, 2019

Royalty revenue	$101,305	$134,742	$244,534	$285,062
Training and consulting	37,340	63,446	80,695	184,535
Equipment and truck sales	61,909	20,442	103,474	97,313
Other service revenue	16,671	18,325	36,124	37,756
Total revenue	$217,225	$236,955	$464,827	$604,666

Contract Costs

Costs incurred to obtain a customer contract are not material to the Company. The Company elected to apply the practical expedient to not capitalize contract costs to obtain contracts with a duration of one year or less, which are expensed and included within cost of goods and services.

Contract Liabilities

The Company receives payment up front for the sale of a franchise. The franchise fee is considered to be a contract liability to provide support and services over the period of the license agreement, and are recorded as deferred revenue, with the revenue being recognized ratably over the license period. Additionally, the Company recognizes a contract liability related to any other unsatisfied performance obligations. As of April 30, 2020, the Company had a total of $4,250 in deferred revenue, with $500 expected to be recognized in revenue over the next 12 months, and $3,750 expected to be recognized beyond 12 months over the remaining license period of approximately nine years.

Cost of Revenues

Cost of sales includes all of the costs to service the franchise agreements, and costs to purchase the supplies and products sold to franchisees. Additionally, shipping costs are included in Cost of Revenues in the Unaudited Consolidated Statements of Operations.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted-average common shares outstanding. Diluted net income per share is calculated by dividing net income by the weighted-average common shares outstanding during the period using the treasury stock method. No potentially dilutive securities, consisting of 200,000 outstanding common stock warrants, were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive for the three and six months ended April 30, 2020 and 2019. Therefore, basic and dilutive net income (loss) per share were the same.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (ASU 2016-02). Under ASU No. 2016-2, an entity will be required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU No. 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. The Company adopted this guidance on November 1, 2019 with no effect to the Company’s consolidated financial statements, due to the Company not being party to any lease agreements. The new standard provides a number of optional practical expedients in transition. The Company elected the ‘package of practical expedients’, which permitted the Company not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs; and all of the new standard’s available transition practical expedients. The new standard also provides practical expedients for a company’s ongoing accounting. The Company elected the short-term lease recognition exemption for its leases. For those leases with a lease term of 12 months or less, the Company will not recognize ROU assets or lease liabilities. The Company also made an accounting policy election to combine lease and non-lease components of operating leases for all asset classes.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting for share-based payment awards issued to employees and nonemployees. Under ASU No. 2018-07, the existing employee guidance will apply to nonemployee share-based transactions (as long as the transaction is not effectively a form of financing), with the exception of specific guidance related to the attribution of compensation cost. The cost of nonemployee awards will continue to be recorded as if the grantor had paid cash for the goods or services. In addition, the contractual term will be able to be used in lieu of an expected term in the option-pricing model for nonemployee awards. The Company adopted this guidance on November 1, 2019 with no impact to its consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to increase sales and generate additional revenues, the Company's cash position may not be significant enough to support the Company's daily operations. If the Company is unable to obtain additional financing through the issuance of debt or equity, the Company may be unable to continue as a going concern. While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 4 – MAJOR CUSTOMERS AND ACCOUNTS RECEIVABLE

Bare Metal Standard has unrelated customers and one related party customer, whose revenue, during the three and six months ended April 30, 2020 and 2019 represented in excess of 10% of the total revenue and in excess of 10% of total accounts receivable.

Concentration of revenue and related party revenue

During the three months ended April 30, 2020, Bare Metal Standard invoiced royalties and sold product and services, including freight, totaling $129,122 or 59% of total revenue to one related company, Taylor Brothers, Inc. (a company with common officers and shareholders) and had five non-related parties that accounted for 40%, 16%, 14%, 13%, and 13% of non-related party revenue. One non-related party through the Taylor Brothers revenue represents approximately 37% of related party revenue for the three months ended April 30, 2020. During the six months ended April 30, 2020, Bare Metal Standard invoiced royalties and sold product and services, including freight, totaling $261,247 or 56% of total revenue to one related company, Taylor Brothers, Inc. and had five non-related parties that accounted for 40%, 16%, 14%, 14%, and 13% of non-related party revenue. One non-related party through the Taylor Brothers revenue represents approximately 36% of related party revenue for the six months ended April 30, 2020.

During the three months ended April 30, 2019, Bare Metal Standard invoiced royalties and sold product and services, including freight, totaling $135,458 or 57% of total revenue to one related company, Taylor Brothers, Inc. and had five non-related parties that accounted for 44%, 16%, 15%, 12%, and 10% of non-related party revenue. One non-related party through the Taylor Brothers revenue represents approximately 55% of related party revenue for the three months ended April 30, 2019. During the six months ended April 30, 2019, Bare Metal Standard invoiced royalties and sold product and services, including freight, totaling $358,383 or 59% of total revenue to one related company, Taylor Brothers, Inc. and had four non-related parties that accounted for 37%, 15%, 13% and 10% of non-related party revenue. One non-related party through the Taylor Brothers revenue represents approximately 55% of related party revenue for the six months ended April 30, 2019.

Concentration of accounts receivable and related party accounts receivable-

Receivables arising from sales of the Company's products are not collateralized. As of April 30, 2020, total accounts receivable was $90,893 of which $57,471 or 63% was owed by a related party, and five customers represented 31%, 30%, 11%, 10% and 10% of non-related party accounts receivable. As of October 31, 2019, total accounts receivable was $136,964 of which $86,319 or 63% was owed by a related party, and five customers represented 37%, 20%, 14%, 11% and 10% of non-related party accounts receivable.

NOTE 5 – NOTES AND LOAN PAYABLE

The Company has the following notes payable outstanding as of April 30, 2020 and October 31, 2019:

	April 30, 2020	October 31, 2019
Note payable dated June 13, 2018 in the original principal amount of $100,000, maturing June 13, 2028, bearing interest at 12% per year, collateralized by 200,000 units of the Company’s common stock, which have been issued. Each common stock unit includes one common share and the right, to purchase, for up to two years, at a cost of $2, one common share.	$89,362	$92,498

Note payable dated June 20, 2019 in the original principal amount of $10,812, maturing April 1, 2020, bearing interest at 16.24% per year, related to prepaid insurance premium, with monthly payments of $932.	-	5,357

Note payable with a related party dated July 10, 2018 in the original principal amount of $5,000, maturing July 10, 2021, bearing interest at 7% per year, unsecured, with monthly payments of principal and interest of $154.	2,070	2,906

Note payable with a related party dated December 24, 2018 in the original principal amount of $21,000, maturing December 20, 2020, bearing interest at 7% per year, unsecured, with monthly payments of principal and interest of $940.	7,328	12,605

Total notes payable	98,760	113,366
Less: current portion	(15,954)	(24,266)
Less: unamortized discount	(40,563)	(43,063)
Total notes payable, net of discount and current portion	$42,243	$46,037

On November 14, 2017, the Company opened an unsecured line of credit with a bank in the amount of $40,000 bearing interest at the bank prime rate plus 8.5%. The Company is required to make monthly minimum payments based on the current balance outstanding on the line of credit. On April 30, 2020 and October 31, 2019, there was $24,348 and $27,308 outstanding, respectively.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

The Company has revenue transactions with related parties, and accounts receivable balances from those related parties, and notes payable with related parties. See Notes 4 and 5. Additionally, the Company has no written employee agreement with its officers or directors. From time to time, the Company may award bonuses to those officers or directors for performance.

We entered into an agreement with Taylor Brothers Inc. (a company with common officers and shareholders) to use three of their offices. The rent will be $5,000 per month, when Bare Metal Standard completes required funding to support ongoing operations.

NOTE 7 – STOCKHOLDER'S EQUITY

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, par value of $0.001. There are none issued.

Common Stock

The Company is authorized to issue 80,000,000 shares of common stock, $0.001 par value. None were issued during the six months ended April 30, 2020. On July 13, 2018, the Company issued 200,000 non-convertible common share units, which included warrants, as collateral, to be exercised upon uncured default of the note payable described in Note 5.

On January 8, 2020, 650,000 shares of common stock of the Company were returned to the Company and cancelled for no consideration from one shareholder.

NOTE 8 – COMMON STOCK WARRANTS

On July 13, 2018, the Company issued 200,000 common share units, which included common shares and warrants to be exercised within two years, as collateral for a $100,000 loan.

A summary of our stock warrant activity for the six months ended April 30, 2020 is as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life

Outstanding at beginning of period – October 31, 2019	200,000	$2.00	0.62
Expired during the six months ended April 30, 2020	-	-	-
Outstanding at end of period – April 30, 2020	200,000	$2.00	0.12

Exercisable at end of period – April 30, 2020	200,000	$2.00	0.12

The warrants outstanding and exercisable as of April 30, 2020 had no intrinsic value.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Management agreement

On March 1, 2017, the Company entered into a management agreement with Taylor Brothers Holdings, Inc. (“Taylor Brothers”) to provide all of the services and to conduct all of the activities that were agreed to be undertaken by Taylor Brothers under the Franchise Agreements for providing certain administrative support, including Franchisee training, development of operations manuals and other materials for use by Taylor Brothers’ franchisees; and develop and establish support infrastructures that the Company determines are necessary and appropriate to satisfy Taylor Brothers obligations under the Franchise Agreements. In consideration of the services provided Bare Metal shall be responsible to invoice and collect, per the terms of the Franchise Agreements, under management. All fees so collected will constitute the fees owing under the management agreement. The Agreement does not have a termination date but may be cancelled by either party with appropriate notice.

NOTE 10 – SUBSEQUENT EVENTS

In May 2020, the Company received $92,500 under the Small Business Administration’s Payroll Protection Program. The loan bears interest at a fixed rate of 1%, and matures in May 2022, payable monthly with payments beginning six months after issuance. In accordance with the terms of the Payroll Protection Program, a portion of this loan may be forgiven if the loan proceeds are used for payroll, mortgage, rent and utility costs, but no more than 25% of the forgiveness amount can be related to nonpayroll costs.

In May 2020, the Company received $150,000 under the Small Business Administration’s Economic Injury Disaster Loan. The loan bears interest at a fixed rate of 3.75%, and matures on May 21, 2050, payable monthly with payments of $731 beginning twelve months after issuance. The loan gives the Small Business Administration a security interest in all assets of the Company.

In July 2020, the Board of Directors unanimously adopted a resolution approving the proposed sale of the Company’s assets to Code 96 LLC, a Nevada limited liability company controlled by James Bedal. Code 96 LLC would receive all of the Company’s operating assets in exchange for the assumption of all of the Company’s liabilities. The sale of the Company’s assets is subject to a shareholder vote which will take place at a Special Meeting of stockholders on August 17, 2020.

The Company’s CEO James Bedal has entered into an agreement to sell American-Swiss Capital, Inc. 28,500,000 of his shares of the Company’s Common Stock for $300,000 and to sell one or more other buyers 1,700,000 of his shares of our Common Stock for $50,000. It is anticipated that Mr. Bedal’s sales of 30,200,000 of common stock will occur shortly after the special meeting of shareholders.